FIRST AMENDED AND RESTATED STOCK AND ASSET PURCHASE AGREEMENT

     THIS FIRST AMENDED AND RESTATED STOCK AND ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 2, 2003, by and among RECOTON AUDIO CORPORATION, a Delaware corporation ("RAC"), RECOTON HOME AUDIO, INC., a California corporation ("RHA"), RECOTON MOBILE ELECTRONICS, INC., a Delaware corporation ("RME"), and RECOTON INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("RIH" and, collectively with RAC, RHA and RME, "Seller"), RECOTON CORPORATION, a New York corporation ("Recoton"), RECOTON CANADA LTD., an Ontario, Canada corporation ("RCL") (Seller and Recoton and RCL are sometimes referred to as "Seller Parties"), JAX ASSETS CORP., a Delaware corporation ("Buyer") and, for purposes of Section 9.14 only, AUDIOVOX CORPORATION, a Delaware corporation ("Audiovox").

                                    RECITALS

     WHEREAS, Seller is engaged in the business of producing, distributing and selling audio products; and

     WHEREAS, RIH owns all of the (i) shares (the "German Shares") of Recoton German Holdings GmbH ("RG Holdings"), a company with limited liability (Gesellschaft mit beschrankter Haftung) formed under German law (RG Holdings, together with all Persons in which RG Holdings owns or holds any shares or other interests (as set forth on Section 3.1 of the Disclosure Letter) (collectively, the "German Subsidiaries"), are referred to herein collectively as "RGH"), (ii) shares (the "Italian Quota") of Recoton Italia, S.R.L. ("RI"), a limited liability company (Societa Responsabilita Limitada) formed under Italian law, and (iii) shares (the "RJI Shares") of Recoton Japan, Inc. ("RJI"), an Illinois corporation (the German Shares, the Italian Quota and the RJI Shares are, collectively, the "Shares") (RGH, RI and RJI are referred to herein collectively as the "Foreign Entities"); and

     WHEREAS, Seller desires to sell substantially all of its assets, including, without limitation, the Shares, to Buyer and Buyer desires to purchase substantially all of the assets of Seller, including, without limitation, the Shares, on the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, Recoton and RCL own certain assets which are used by Seller in the performance of its business which Buyer wishes to acquire; and

     WHEREAS,   in  connection  with  and  as  a  condition   precedent  to  the
consummation of the transactions contemplated hereby, among other things, Buyer and Trademark Holding Company will enter into the License Agreement; and

     WHEREAS, on April 8, 2003 (the "Petition Date"), Recoton, Christie Design Corporation, a Delaware corporation, RAC, RME, RHA, RIH, ReCone, Inc., a Delaware corporation, RJI, InterAct International, Inc., a Delaware corporation, InterAct Holdings, Inc., a Delaware corporation, InterAct Accessories, Inc., a Delaware corporation, and InterAct Technologies, Inc. (together, the "Debtors"), filed voluntary petitions under Chapter 11 of the Bankruptcy Code (as defined below) in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), and these bankruptcy cases have been administratively consolidated under the caption In re: Recoton Corporation et al., Case No. 03-12180 (ALG) (collectively, the "Bankruptcy Cases"); and

     WHEREAS, on May 14, 2003, the Canadian Bankruptcy Court appointed the Interim Receiver over the property, asset and undertaking of RCL pursuant to Canadian Insolvency Law to monitor, oversee and supervise the business and assets of RCL and RCL continues to operate its business and manage its property in the ordinary course; and

     WHEREAS, RCL desires to sell, transfer and assign to Buyer the Other Assets owned by it, subject to the approval of the Canadian Bankruptcy Court (the "Canadian Bankruptcy Case"); and

     WHEREAS, pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continue to operate their respective businesses and manage their respective properties, and are administering their respective estates created by
Section 541 of the Bankruptcy Code on the Petition Date (the "Estates"); and

     WHEREAS, the Boards of Directors of the companies constituting Seller Parties have determined that it is advisable and in the best interests of Seller Parties' Estates and the beneficiaries of such Estates to consummate the transactions provided for herein pursuant to the Bidding Procedures Order, the Canadian Sale Order and the Sale Order (as such terms are defined below); and

     WHEREAS, the Stock and Asset Purchase Agreement was executed by the parties on May 23, 2003 and subsequent to such execution, Buyer and Seller agreed at the Auction (as defined below) to make certain changes to the Stock and Asset Purchase Agreement; and

     WHEREAS, at the Auction held on May 29, 2003, the management of Seller selected the bid of Buyer as the highest and best offer for the purchase of the Assets.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by Seller Parties and Buyer, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement, with the definitions being equally applicable to both the singular and plural forms of the terms defined:

     "Accessories Asset Purchase Agreement" means (i) the Asset Purchase Agreement between Recoton Accessories, Inc. and its Affiliates and Tora Acquisition Corporation ("Thomson"), an affiliate of Thomson Inc., dated June 2, 2003 including the exhibits to such agreement and the Disclosure Letter as defined in such agreement (the "Thomson Agreement"), or (ii) in the event Thomson or an Affiliate thereof is not the purchaser of the Assets (as defined in the Thomson Agreement) of the Business (as defined in the Thomson Agreement), in any other agreement pertaining to the sale of the Assets (as defined in the Thomson Agreement) of the Business (as defined in the Thomson Agreement) pursuant to the Auction (as defined in the Thomson Agreement).

     "Acquired Intellectual Property" means all Intellectual Property other than the Excluded Intellectual Property.

     "Active Employees" has the meaning given to such term in Section 5.11(a).

     "Adjustment Escrow Agreement" has the meaning given to such term in Section 7.1.

     "Adjustment  Escrow Amount" means an amount  calculated in accordance  with
Section 2.3(c).

     "Affiliate" means any Person controlling, controlled by, or under common control with another Person. For purposes of this definition of "Affiliate", a Person shall be deemed to control another Person if it possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" means Heller Financial, Inc. in its capacity as Administrative Agent under the debtor-in-possession loan facilities extended to the Debtors and in its capacity as Agent under certain prepetition senior debt facilities extended to certain of the Debtors.

     "Allocation Statement" has the meaning given to such term in Section 2.6.

     "Alternate Transaction" means a transaction or series of related transactions pursuant to which Seller Parties (i) accepts a Qualified Bid, other than that of Buyer, as the highest or best offer, or (ii) sells, transfers, leases or otherwise disposes, directly or indirectly, including through an asset sale, stock sale, merger, reorganization or other similar transaction (by any Seller Party or otherwise), including pursuant to a stand alone plan, all or substantially all of the Assets or Other Assets or all or substantially all of the Business (or agree to do any of the foregoing) in a transaction or series of transactions to a party or parties other than Buyer within one year from the date hereof.

     "Assets" means, other than the Excluded Assets, all of the right, title and interest of Seller in and to the assets, properties, rights, claims and contracts of every kind, character and description, whether accrued, contingent or otherwise, of Seller, including, without limitation:

          (a) all inventory, supplies, goods-in-transit, works in process, raw materials and packaging materials;

          (b) all accounts receivable and royalties receivable;

          (c) all tangible personal property, including, without limitation, all equipment, furniture, machinery, vehicles, tools and furnishings;

          (d) all Designated Contracts;

          (e) all books, files, data, customer and supplier lists, cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files, personnel records and other records of Seller or related to the operations of Seller ;

          (f) the Acquired Intellectual Property (excluding the Intellectual Property owned or licensed by any Foreign Entity) and all 800 telephone numbers listed in Section 1.1 of the Disclosure Letter to the extent assignable;

          (g) all Permits to the extent assignable;

          (h) all marketing, advertising or promotional materials;

          (i) except for any causes of action arising under Chapter 5 of the Bankruptcy Code (11 U.S.C. Section 501 etc. seq.), all rights, privileges, claims (including warranty claims, to the extent transferable), offsets, demands, chooses in action and indemnification rights against, and indemnification agreements with, third parties relating to the Assets arising prior to the Closing, whether choate or inchoate, known or unknown, contingent or noncontingent;

          (j) all rights of Seller relating to deposits and prepaid expenses, claims for refunds, indemnification rights and rights to offset in respect thereof relating to the Assets set forth at (a) through (h) above and (m) below excluding any of the Excluded Assets;

          (k) the Shares;

          (l) the LLC Interest; and

          (m) all company prefixes issued by Uniform Code Council, Inc., and any analogous foreign entity regarding international product codes (e.g., the EAN and JAN), to Seller and any bar codes containing any such prefixes that identify any seller of inventory being sold pursuant to this Agreement, to the extent assignable.

     "Assumed Liabilities" means all of the liabilities and obligations of Seller arising after the Closing under the Designated Contracts assigned to Buyer other than cure and any other costs incurred in connection with the assumption of the Designated Contracts pursuant to Section 365(b)(1) of the Bankruptcy Code.

     "Auction" means the auction that the U.S. Debtors conducted on May 29, 2003 for the sale of the Assets.

     "Bankruptcy Cases" has the meaning given to such term in the Recitals.

     "Bankruptcy Code" means title 11 of the United States Code, as amended and in effect from time to time.

     "Bankruptcy Court" has the meaning given to such term in the Recitals.

     "Bidding Procedures Order" means the order of the Bankruptcy Court dated May 14, 2003 captioned Order (i) Approving Bidding Procedures, (ii) Approving Termination Fee and Expense Reimbursement, (iii) Establishing Deadline by Which Parties May Object to Proposed Assumption of Designated Contracts and Assert Claims for Cure Amounts; (iv) Approving Form and Manner of Notice of Sale; and
(v) Scheduling Auction and Final Hearing on Approval of Asset Sale.

     "Bill of Sale and Assignment and Assumption of Liabilities" has the meaning given to such term in Section 2.1(d).

     "Business" means, collectively, the Transferred Business, the German Business, the Italian Business and the Japanese Business or, if the context so requires, any of them.

     "Business Day" means any day on which banks are open for business in New York, New York and Toronto, Ontario.

     "Buyer Ancillary Documents" has the meaning set forth in Section 4.2.

     "Buyer's Accountants" means KPMG LLP or such other accountants as Buyer shall appoint.

     "Buyer's Nominee" means any one or more Affiliates of Buyer named by Buyer in writing received by Recoton and RIH at least three days prior to the Closing Date as a Person who will purchase the Shares of one or more of the Foreign Entities in the stead of Buyer and who has agreed in writing to be bound by the terms of this Agreement as a Buyer's Nominee.

     "Buyer's Plan" has the meaning given to such term in Section 5.11(d).

     "Canadian Bankruptcy Case" has the meaning given to such term in the Recitals.

     "Canadian Bankruptcy Court" shall mean the court of competent jurisdiction that will administer the Canadian Bankruptcy Case.

     "Canadian Insolvency Law" means the bankruptcy, insolvency or similar laws of Canada, including laws authorizing the appointment of a receiver, interim receiver, administrator or duly authorized representative of RCL.

     "Canadian Sale Order" shall mean the order(s) of the Canadian Bankruptcy Court to be entered into pursuant to applicable provisions of Canadian Insolvency Law approving the conveyance of the RCL Assets, on the terms and conditions set forth in this Agreement, to Buyer. The Canadian Sale Order shall be in form and substance satisfactory to Buyer in its sole and absolute discretion.

     "Cash Deposit" has the meaning given to such term in Section 2.2.

     "Cash Purchase Price" means an amount equal to the sum of (a) the Cash Purchase Price Estimate, (b) the Estimated U.S. Closing Working Capital Adjustment, and (c) the Final U.S. Working Capital Adjustment.

     "Cash Purchase Price Estimate" means $40,000,000.

     "CERCLA" has the meaning given to such term in the definition of Hazardous Substance or Waste.

     "Claim(s)" means (a) claims as that term is defined in section 101(5)(A)of the Bankruptcy Code, and (b) claims as that term is defined in section 101(5)(B) of the Bankruptcy Code.

     "Closing" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement which shall be held two Business Days after the later of (i) the date that both of the Sale Order and the Canadian Sale Order become Final Orders and (ii) the date that all conditions (except for closing conditions that by their terms can only be satisfied on the Closing Date) to the parties' obligations to consummate the transactions contemplated herein have been satisfied or, if applicable, waived by the appropriate party or parties, at 10:00 a.m. Eastern Time in the offices of Stroock & Stroock & Lavan LLP in New York, New York OR ON SUCH OTHER DATE OR AT SUCH OTHER TIME OR PLACE AS IS MUTUALLY AGREED BY THE PARTIES HERETO.

     "Closing Date" means the date on which the Closing actually occurs.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1986.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" means the Confidentiality Agreement dated March 6, 2003 between Audiovox and Recoton as it may be amended from time to time.

     "Contracts" has the meaning given to such term in Section 3.10.

     "Controlled Entity" means Recoton and any Person controlled by Recoton. For purposes of this definition of Controlled Entity, a Person shall be deemed to control another Person if it possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

     "Copyrights" means all copyrights, including without limitation moral rights and rights of attribution and integrity, copyrights in Software and in the content contained on any Web site, and registrations and applications for any of the foregoing, and rights to sue for past infringement thereof.

     "Covered LCs" has the meaning given to such term in Section 8.2 and are limited to those letters of credit listed in the Working Capital Schedule.

     "Customers" has the meaning given to such term in Section 3.22.

     "Debtors" has the meaning given to such term in the Recitals.

     "Debtor Released Parties" has the meaning given to such term in Section 5.23(c).

     "Designated Contracts" means all the executory contracts (which shall include agreements, unexpired leases, consensual obligations, promises or undertakings (whether written or oral), whether or not legally binding), and all outstanding offers or solicitations made by or to Seller to enter into any such contract, listed on Exhibit B or Exhibit C subject to any closing conditions related to such contracts set forth in such exhibit and shall exclude any executory contracts or contracts of RCL; provided, however, that Buyer shall have the right in its sole and absolute discretion to delete any such contract listed on Exhibit B or C at any time on or prior to the entry of the Sale Order
..

     "Designated Contracts Order" means an order providing for the assumption and assignment of the Designated Contracts and the liquidation and payment of cure amounts which is reasonably satisfactory to Buyer and provides, among other things, that (a) a reasonable opportunity to object and be heard with respect to the Motion and the relief requested therein has been afforded to the non-Debtor parties to the Designated Contracts; (b) subject to Section 365(c) of the Bankruptcy Code, to the extent applicable, the Designated Contracts are assignable notwithstanding any provisions contained therein to the contrary and the Debtors have provided for the cure, or at the Closing of the Agreement will pay such cure amounts from the proceeds of the Sale, of any monetary defaults under the Designated Contracts, and the Debtors have compensated, or have provided adequate assurance thereof, to the non-debtor parties to Designated Contracts for the actual pecuniary loss, if any, resulting from a default, if any, under such Designated Contracts prior to the date hereof; (c) as of the relevant Closing Date, each Designated Contract will be in full force and effect and enforceable against the non-Debtor party thereto in accordance with its terms; (d) subject to the closing of the transactions contemplated by this Agreement and any amendments to the exhibits hereto, the Debtors are authorized to assume the Designated Contracts (subject only to the requirements of Section 365(c), if applicable), to which they are a party, and to thereupon assign the Designated Contracts to Buyer in accordance with the terms of the Agreement, pursuant to sections 365(a), 365(f) and 363(m) of the Bankruptcy Code, and the requirements of sections 365(b)(1) and 365(f)(2) of the Bankruptcy Code with respect thereto are deemed satisfied but the motion with respect to such order and such order, however, shall not prejudice the Debtors' rights to make or prosecute any argument relating to the character of any executory contracts as secured financing, true sales or any related or similar arguments; (e) upon the closing of the transactions contemplated by this Agreement, Buyer shall assume certain Liabilities of the Debtors in accordance with the terms of this Agreement, including all responsibilities of the Debtors under the Designated Contracts that arise from and after the Closing Date as defined and more specifically provided in this Agreement and all monetary defaults of the Debtors under the Designated Contracts arising or accruing prior to the closing of the transaction contemplated under this Agreement (without giving effect to any acceleration clauses or default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) have been cured or shall promptly be cured by the Debtors from the proceeds of the Sale, such that, other than the Assumed Liabilities, Buyer shall not have any Liability for any claims or Liabilities, including, without limitation, any cure amounts under section 365(b) of the Bankruptcy Code, against the Debtors or any of the Debtors' predecessors or affiliates of any kind or character, whether known or unknown as of the Closing, now existing or hereafter arising, whether fixed or contingent, under the laws of the United States, any state, territory or possession of the United States or the District of Columbia; (f) each non-Debtor party to a Designated Contract shall be barred from asserting against the Debtors or Buyer any default existing as of the date of the Hearing on the assumption and assignment of the Designated Contracts if such default was not raised or asserted prior to or at the Hearing on the assumption and assignment of the Designated Contracts; (g) subject only to Section 365(n) and (c) of the Bankruptcy Code, if applicable, the Designated Contracts shall be transferred to, and remain in full force and effect for the benefit of Buyer, in accordance with their respective terms, notwithstanding any provision in any such Designated Contract (including provisions of the type described in sections 365(b)(2), (e)(1), and (f) of the Bankruptcy Code) which prohibits, restricts or conditions such assignment or transfer to Buyer and unless an objection was filed with respect thereto, the non-Debtor party to each Designated Contract shall be deemed to have consented to such assignment under section 365(c)(1)(B) of the Bankruptcy Code, and Buyer shall enjoy all of the rights and benefits under each such Designated Contract as of the Closing Date without the necessity of obtaining such non-Debtor party's written consent to the assumption and assignment thereof; (h) from and after the closing of the transactions contemplated by this Agreement, the Debtors shall be released from any and all obligations, claims and Liabilities Buyer may incur under the Designated Contracts; provided, however, that the Debtors shall be liable for any cure costs incurred on account of their assumption and assignment of the Designated Contracts and determined in accordance with procedures set forth herein and in the Bidding Procedures and Sales Order; and the Debtors shall have all the benefits and protections provided under section 365(k) of the Bankruptcy Code; and (i) as provided by Bankruptcy Rules 6006(d) and 7062, because time is of the essence, the Order approving the assumption and assignment of the Designated Contracts shall be effective and enforceable immediately upon entry.

     "DIP Loan Agreement" means the Debtor-in-Possession Loan Agreement, dated as of April 11, 2003, among Recoton Corporation, InterAct Accessories, Inc., Recoton Audio Corporation, Recoton Home Audio, Inc., Recoton Accessories, Inc., Recoton Mobile Electronics, Inc., Christie Design Corporation, Recoton International Holdings, Inc., Recoton Japan, Inc., ReCone, Inc., InterAct International, Inc., InterAct Holdings, Inc. and InterAct Technologies, Inc., as the "Borrowers," and the "Other Loan Parties Party Hereto" and the "Lenders Party Hereto" and Heller Bank AG ("Heller"), as Administrative Agent, Pre-Petition Senior Agent and as a Lender

     "Disclosure Letter" means the disclosure letter dated as of the date of this Agreement from Seller to Buyer.

     "Election" has the meaning given to such term in Section 5.20(d).

     "Employee Benefit Plan" means (a) any "employee benefit plan" described in any provision of any German, Italian or Japanese law, rule or regulation comparable to Section 3(3) of ERISA which is maintained or contributed to by any Foreign Entity; (b) any retention, consulting, termination or severance agreement, arrangement or commitment; or (c) any other employee benefit plan, fund, program, commitment, policy or agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Foreign Entity for the benefit of any employee or former employee of the Foreign Entity, and the beneficiaries and dependents of any such employee.

     "Environmental   Laws"  means  all  federal,   state,   local  and  foreign
environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substance or Waste or other pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow  Agent"  means  the  escrow  agent  under  the  Adjustment   Escrow
Agreement.

     "Estates" has the meaning given such term in the Recitals.

     "Estimated U.S. Closing Working Capital" means the estimated Working Capital of the Transferred Business as of the Closing Date as calculated by Seller not later than five Business Days prior to the Closing Date (which shall be determined prior to the commencement of the Business Day) in accordance with
Section 2.3 hereof.

     "Estimated U.S. Closing Working Capital Adjustment" has the meaning given to such term in Section 2.3(b)(ii).

     "Estimated U.S. Closing Working Capital Adjustment Statement" has the meaning given to such term in Section 2.3(b)(i).

     "Excluded Assets" means all of the right, title and interest of Seller in and to the following assets of Seller:

          (a) all cash, cash equivalents and short-term investments;

          (b) all minute books, stock records and corporate seals;

          (c) all financial records listed on Exhibit D;

          (d) the shares of capital stock of any company constituting Seller owned by a Seller;

          (e)those rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof listed on Exhibit D;

          (f) all insurance policies and rights and proceeds thereunder;

          (g) all of Seller's contracts, including those contracts listed on Exhibit D, other than Designated Contracts;

          (h) all records that Seller is required by law to retain in its possession and all personnel records with respect to employees not hired by Buyer immediately after the Closing (provided that records necessary for Buyer to provide COBRA coverage as legally required shall not be considered Excluded Assets and shall be considered to be Assets or Other Assets, as applicable, for all purposes of this Agreement);

          (i) all claims for refund of Taxes and other governmental charges of whatever nature;

          (j) all rights in connection with and assets of the Non-Transferred Plans;

          (k) all rights of Seller under this Agreement, the Bill of Sale and Assignment and Assumption of Liabilities and the RCL Assets Bill of Sale, ;

          (l) all assets and property of RIH of any kind or nature whatsoever, except for the Shares;

          (m) the Excluded Intellectual Property;

          (n) all real property owned, leased or used by Seller;

          (o) the remaining fifty percent (50%) interest in the Trademark Holding Company to be transferred to the buyer of the accessories business in accordance with the Trademark Holding Company Term Sheet;

          (p) any claims or causes of action arising under Chapter 5 of the Bankruptcy Code;

          (q) any assets sold pursuant to the Accessories Asset Purchase Agreement; and

          (r) any other property and assets listed on Exhibit D.

     "Excluded Intellectual Property" means (i) the Licensed Intellectual Property, and (ii) any licenses or other agreements specified by Seller to Buyer in Section 3.9 of the Disclosure Letter under which Seller is granted rights by a third party in Intellectual Property which are not, or do not become in accordance with the terms of this Agreement, Designated Contracts.

     "Excluded Liabilities" means (i) all Liabilities of Seller and the Business, including, but not limited to, cure costs and any other costs incurred in connection with the assumption of the Designated Contracts pursuant to
Section 365(b)(1) of the Bankruptcy Code, except for the Assumed Liabilities and for Liabilities arising out of the operation of the Business, the Assets or the Other Assets after the Closing Date and (ii) all Taxes with respect to the Purchased Assets that are not the responsibility of Buyer pursuant to Section 5.20.

     "Expense Reimbursement" means the reasonable, out-of-pocket costs and expenses (including, without limitation, fees and expenses of counsel and the HSR Act and Foreign Antitrust filing fee) incurred by Buyer or its Affiliates in connection with the negotiation, documentation and implementation of this Agreement and the transactions contemplated hereby and participation in the U.S. Bankruptcy Cases and the Canadian Bankruptcy Case, up to a maximum of $216,500.

     "Final Order" means an order, judgment, decree or ruling issued and entered by the Bankruptcy Court, the Canadian Bankruptcy Court or by any other competent federal court the operation or effect of which has not been reversed, stayed, modified, or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired, or (b) any appeal or petition for review, rehearing or certiorari that was filed has been finally decided and no further appeal or petition for review, rehearing or certiorari can been taken or granted.

     "Final U.S. Working Capital" means the actual Working Capital of the Transferred Business on the Closing Date (which shall be determined prior to the commencement of the Business Day).

     "Final U.S. Working Capital Adjustment" means an amount (which may be a positive or negative number) equal to (a) the Final U.S. Working Capital, minus
(b) the Estimated U.S. Closing Working Capital.

     "Final U.S. Working Capital Adjustment Statement" has the meaning given to such term in Section 2.4(a).

     "Financial Statements Date" means the date of the balance sheet included in the Financial Statements, the German Financial Statements, the Italian Financial Statements and the Japanese Financial Statements, as the case may be.

     "Financial Statements" means the unaudited financial statements of Seller as identified and defined in Section 3.4(a).

     "Foreign Antitrust Laws" means all foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate competition or investment or to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including without limitation the German Law Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschrankung - GWB).

     "Foreign Entities" has the meaning given to such term in the Recitals.

     "Foreign  Entity  Released  Parties" has the meaning  given to such term in
Section 5.23(c).

     "FWPCA" has the meaning given to such term in the definition of "Hazardous Substances or Waste."

     "GAAP" means United States generally accepted accounting principles applied on a basis consistent with past practices and procedures for interim and year end financial statements of Seller.

     "German   Business"  means  the  business   conducted  by  RGH,   including
distributing audio products including high fidelity loudspeakers, home theater speakers and audio products for the automobile and marine aftermarket.

     "German Debt" means the debt of RGH to Heller, A.G., which shall for all purposes under this Agreement be deemed to be $5 million.

     "German Financial Statements" means the unaudited financial statements of RGH as identified and defined in Section 3.4(b).

     "German Interests" has the meaning set forth in Section 3.1(b).

     "German Loan" has the meaning set forth in Section 5.19.

     "German Shares" has the meaning given to such term in the Recitals.

     "German Subsidiaries" has the meaning given to such term in the Recitals.

     "Governmental Entity" means any federal, state, local or foreign court or other governmental department, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

     "Hazardous Substance or Waste" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to
Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq.; (iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; (vii) petroleum, crude oil, or any fraction thereof; (viii) asbestos; (ix) lead or lead-based paints or materials; (x) radon; (xi) polychlorinated biphenyls; (xii) urea-formaldehyde insulation; and (xiii) dangerous, toxic, or hazardous substances or similar terms under any other Environmental Law.

     "Hired  Active  Employees"  has the  meaning  given to such term in Section
5.11.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" means all obligations, including interest thereon, for borrowed money, all obligations, including interest, prepayment penalties, late charges and collection fees thereon, evidenced by bonds, notes, debentures or other similar instruments, and all obligations, contingent or otherwise, in respect of any letter of credit or bankers acceptances.

     "Independent Accounting Firm" means the New York office of an accounting firm mutually agreed upon by Buyer and Seller to perform the functions described in Sections 2.3 and 2.4.

     "Intellectual Property" means Copyrights, Patents, Trademarks and Trade Secrets owned or used by any of the Foreign Entities or used or held for use in the Business. Intellectual Property includes, without limitation, all Intellectual Property included as part of the Other Assets.

     "Intellectual  Property  Assignments" has the meaning given to such term in
Section 2.1(c).

     "Interim Receiver" means the interim receiver appointed on May 14, 2003 by the Canadian Bankruptcy Court over the property, assets and undertaking of RCL, not in its personal capacity and solely in its court appointed capacity.

     "Italian   Business"  means  the  business   conducted  by  RI,   including
distributing audio products including high fidelity loudspeakers, home theater speakers and audio products for the automobile and marine aftermarket.

     "Italian Financial Statements" means the unaudited financial statements of RI as identified and defined in Section 3.4(c).

     "Italian Quota" has the meaning given to such term in the Recitals.

     "Japanese   Business"  means  the  business  conducted  by  RJI,  including distributing audio products including high fidelity loudspeakers, home theater speakers and audio products for the automobile and marine aftermarket.

     "Japanese Financial Statements" means the unaudited financial statements of RJI as identified and defined in Section 3.4(d).

     "Leases" has the meaning given to such term in Section 3.10(b).

     "Liability" means any debt, liability, claim, Lien, expense, commitment or obligation, whether accrued or not, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, liquidated or unliquidated.

     "License Agreement" means that certain License Agreement between Buyer (or one or more of its assignees) and the Trademark Holding Company.

     "Licensed Intellectual Property" means the Trademarks set forth on Exhibit E hereto, which are the subject matter of the License Agreement.

     "Lien" means any debt, mortgage, security interest, lien, encumbrance, pledge, charge, defect, Claim, option, right of first refusal, restriction or adverse claim of any kind or nature whatsoever.

     "LLC Interest" means an undivided fifty percent (50%) interest in the Trademark Holding Company in accordance with the Trademark Holding Company Term Sheet.

     "Material Adverse Effect" means a material adverse effect on (i) the Assets or (ii), taken as a whole, the Liabilities, results of operations or the financial condition of the Business; provided that effects attributable to general or industry specific economic conditions shall be excluded from the determination of whether there is a Material Adverse Effect.

     "Non-Transferred  Plans" means the Employee  Benefit  Plans  identified  in
Section 1.2 of the Disclosure Letter as to which Buyer shall not have obligations or Liabilities after the Closing.

     "Notices" has the meaning given to such term in Section 9.5.

     "Other Assets" means all of the right, title and interest of Recoton and RCL in and to the assets listed on Exhibit C and in any assets of the Foreign Entities in the possession of Recoton or its counsel including, without limitation, the minute books and shareholders registry of RJI.

     "Patents" means all patents and industrial designs, including without limitation any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing, and rights to sue for past infringement thereof.

     "Permits" means permits, certificates, licenses, filings, approvals and other authorizations of any Governmental Entity.

     "Permitted Encumbrances" means each of the following: (i) liens for Taxes not yet due and payable as of the Closing Date and arising from the operation of the Business after the Closing Date; (ii) statutory liens which secure amounts not yet due and payable as of the Closing Date that arise, and which are customarily discharged in the ordinary course of business; and (iii) easements, rights of way and similar imperfections of title and encumbrances as do not materially impair, in Buyer's reasonable judgment, the use in the Business of any material properties or assets of Seller. "Person" means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or other entity or a government, agency, political subdivision or instrumentality thereof.

     "Petition Date" has the meaning given in the Recitals.

     "Purchased Assets" has the meaning given to such term in Section 3.6.

     "Purchase Price" means the sum of the Cash Purchase Price and the German Debt.

     "Purchase Price Estimate" means $45.000,000, such amount being the sum of the Cash Purchase Price Estimate ($40,000,000) and the German Debt (deemed to be $5,000,000).

     "Qualified Bid" means a Qualified Bid as defined in the Bidding Procedures Order including the provisions set forth on page 6, clause (iii) respecting the requirements for initial Qualified Bids.

     "RCL" has the meaning given to such term in the Recitals.

     "RCL Assets" means, collectively, the Other Assets owned or held by RCL as of the Closing Date.

     "RCL Assets Bill of Sale" means the bill of sale delivered in connection with the conveyance of the RCL Assets, in form and substance reasonably satisfactory to Buyer.

     "RCRA" has the meaning given in the definition of "Hazardous Substance or Waste."

     "Recoton" has the meaning given to such term in the Recitals.

     "Recoton Debt" has the meaning set forth in Section 5.16.

     "Recoton Group" means collectively Recoton and each Controlled Entity.

     "Released Parties" has the meaning given to such term in Section 5.23(a).

     "Releasing Parties" has the meaning given to such term in Section 5.23(a).

     "Representatives" has the meaning given to such term in Section 3.22.

     "Retained Group" means Recoton and any subsidiaries of Recoton other than and expressly excluding Seller.

     "RGH" has the meaning given to such term in the Recitals.

     "RG Holdings" has the meaning given to such term in the Recitals.

     "RI" has the meaning given to such term in the Recitals.

     "RIH" has the meaning given to such term in the Recitals.

     "RJI" has the meaning given to such term in the Recitals.

     "RJI Shares" has the meaning given to such term in the Recitals.

     "Sale" has the meaning set forth in Section 5.18.

     "Sale Hearing" has the meaning set forth in Section 5.18.

     "Sale Order" means an order of the Bankruptcy Court, in substantially the form of Exhibit F attached hereto approving the sale of the Assets and the Other Assets by Seller Parties other than RCL to Buyer under this Agreement and the assumption and assignment of all Assumed Liabilities by Buyer pursuant to sections 105, 363, 365, and 1146(c) of the Bankruptcy Code.

     "SEC Reports" has the meaning set forth in Section 3.24.

     "Securities Act" has the meaning given to such term in Section 4.8.

     "Security Interest" has the meaning set forth in Section 5.16.

     "Seller Ancillary Documents" has the meaning set forth in Section 3.2.

     "Seller's Accountants" means such nationally or regionally recognized accountants, if any, as Recoton shall appoint.

     "Seller Savings Plan" has the meaning given to such term in Section 5.11.

     "Senior Loan Agreement" means the Loan Agreement, dated as of October 31, 2000, among Recoton Corporation, InterAct Accessories, Inc., Recoton Audio Corporation, and Recoton Home Audio, Inc., as "Borrowers," and the "Other Loan Parties Party Hereto" and the "Lenders Party Hereto," Heller, as Administrative Agent, Senior Agent and as a Lender and General Electric Capital Corporation as Collateral Agent, Syndication Agent and as a Lender.

     "Shares" has the meaning given to such term in the Recitals.

     "Software" means all computer programs (whether in source code or object code form), databases, compilations and data, and all documentation related to any of the foregoing.

     "Standby LC" has the meaning given to such term in Section 8.2.

     "Straddle Period" has the meaning given to such term in Section 5.20(b

     "Subordinated Loan Agreement" means the Credit Agreement, dated as of October 31, 2000, among Recoton Corporation, Interact Accessories, Inc., Recoton Audio Corporation, AAMP of Florida, Inc., Recoton Home Audio, Inc., as "Borrowers" and the "Other Loan Parties Party Hereto" and the "Several Lenders from Time to Time Parties Hereto" and The Chase Manhattan Bank, as Administrative Agent.

     "Suppliers" has the meaning given to such term in Section 3.22.

     "Target U.S. Working Capital" means $18,000,000.

     "Taxes" means all taxes, levies and assessments of any kind or nature imposed by any Governmental Entity, including, without limitation, all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise, personal property, real property, intangible, windfall profits, production, license alternative or add-on minimum, transfer, stamp or duty taxes, governmental fees or other like assessments or charges of any kind whatsoever, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

     "Tax Return" means any return, report,  statement,  exhibit,  attachment or
other  similar  information   required  to  be  supplied  to  or  filed  with  a
Governmental Entity with respect to Taxes.

     "Termination Fee" means a sum equal to $1,299,000.

     "Thomson" has the meaning given to such term in the definition of the Accessories Asset Purchase Agreement

     "Thomson Agreement" has the meaning given to such term in the definition of the Accessories Asset Purchase Agreement.

     "Trademark Holding Company" means a Delaware limited liability company formed in accordance with the Trademark Holding Company Term Sheet.

     "Trademark Holding Company Term Sheet" means the term sheet attached as Exhibit G hereto. If the sale of the accessories business assets is effected as a sale of individual trademarks to two or more different purchasers, rather than as a sale of substantially all the accessories business assets to a single purchaser, the actions to be taken pursuant to the Trademark Holding Company Term Sheet shall be effected on a mark-by-mark basis with a separate, but substantially identical, corresponding structure for each separate buyer.

     "Trademarks" means all trademarks, service marks, trade names, domain names, designs, logos, emblems, signs or insignia, slogans, other similar designations of source or origin and general intangibles of like nature, together with the goodwill of the business symbolized by any of the foregoing, registrations and applications relating to any of the foregoing, and rights to sue for past infringement thereof.

     "Trade Secrets" means all trade secrets including without limitation trade secrets of the following nature: financing and marketing information, technology, know-how, inventions, proprietary processes, formulae, algorithms, models and methodologies, and rights to sue for past infringement thereof.

     "Transfer Taxes" means transfer, recording, stamp or similar Taxes.

     "Transferred Business" means the business conducted by Seller (other than RIH) in producing, distributing and selling audio products including high fidelity loudspeakers, home theater speakers and audio products for the automobile and marine aftermarket excluding the business sold pursuant to the Accessories Asset Purchase Agreement.

     "Transition  Services"  has  the  meaning  given  to such  term in  Section
5.14(b).

     "WARN Act" has the meaning set forth in Section 3.13.

     "Working Capital" means the sum of accounts receivable (net of reserves and allowances, consisting of allowances for doubtful accounts, future warranty [warranty] reserves and marketing development funds) and inventory (net of reserves and allowances, consisting of liquidation, defective [return to vendor] reserves and slow moving [obsolescence] reserves), such amounts to be calculated in accordance with GAAP and, in the case of the Estimated U.S. Closing Working Capital and the Final U.S. Working Capital, and consistent with past practices of Seller and consistent with the other principles and methodology utilized in calculating the Target U.S. Working Capital as set forth on the Working Capital Schedule (it being understood and agreed that, in calculating the Estimated Closing Working Capital and the Final Working Capital, the determination of such reserves and allowances shall be as set forth in the Working Capital Schedule and reserves for slow moving inventory shall not be increased from those allowances and reserves used in creating the Working Capital Schedule except to the extent attributable to events occurring after March 31, 2003).

     "Working Capital Schedule" means the schedule prepared by Recoton and attached hereto as Exhibit H which sets forth calculations of the Working Capital of the Business as of March 31, 2003 (actual and on a pro forma basis) and projected Working Capital of the Transferred Business as of April 30, 2003, May 31, 2003 and June 30, 2003]

     "Working Capital Officer's Certificate" has the meaning given to such term in Section 2.3(b)(i).

                                   ARTICLE II

        PURCHASE AND SALE OF ASSETS AND SHARES; ASSUMPTION OF LIABILITIES

     Section 2.1 Sale and Purchase. (a) Pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, upon the terms and subject to the conditions contained in this Agreement, at the Closing Seller Parties (other than RCL) shall sell, assign, transfer and convey, or cause to be sold, assigned, transferred and conveyed, to Buyer, and Buyer shall purchase and accept all of relevant Seller Parties' right, title and interest in and to the Assets (excluding the Shares) and the Other Assets (excluding the RCL Assets) free and clear of all pledges, security interests, Liens, Claims, options, charges, encumbrances and restrictions in accordance with Section 363(f) of the Bankruptcy Code.

     (b) Upon the terms and subject to the conditions contained herein, and subject to the approval of the Canadian Bankruptcy Court, the Interim Receiver shall sell, convey, assign, transfer and set over unto the Buyer and Buyer shall purchase and accept all of the Interim Receiver's and RCL's right, title and interest, if any, in and to the RCL Assets, free and clear of any pledge, lien, charge, security agreement, lease, title retention agreement, mortgage, encumbrance, option or adverse claim. The sale, transfer and conveyance of the RCL Assets by the Interim Receiver shall be on an "as is, where is" basis, and there shall be no representation, warranty, agreement or condition, express or implied, direct or collateral, statutory or otherwise delivered by the Interim Receiver, as to fitness for any particular purposes, quality, merchantability and any conditions or warranties express or implied by the Sale of Goods Act (Ontario), or otherwise; provided, however, that nothing in this subsection 2.1(b) shall impair or affect any representations and warranties given by Seller or RCL in Section 3.1 hereof. The sale, transfer and conveyance of the RCL Assets shall be further evidenced by the RCL Assets Bill of Sale.

     (c) Pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, upon the terms and subject to the conditions contained in this Agreement, at the Closing RIH shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and accept all right, title and interest in and to, the Shares free and clear of all pledges, security interests, Liens, Claims, options, charges, encumbrances and restrictions in accordance with Section 363(f) of the Bankruptcy Code.

     (d) The sale, transfer and conveyance of the Assets and the Other Assets (other than the RCL Assets) shall be made pursuant to this Agreement and further evidenced by the execution and delivery at the Closing by Seller Parties (other than RCL) of the Bill of Sale and Assignment and Assumption of Liabilities substantially in the form attached hereto as Exhibit I (the "Bill of Sale and Assignment and Assumption of Liabilities"), together with any reasonably necessary transfer declarations or other filings, and such other instruments of assignment, transfer and conveyance as Buyer shall reasonably request, such as stock powers and similar documentation, in order to vest in Buyer good and marketable title to the Assets and the Other Assets (excluding the RCL Assets), in form and substance as Buyer shall reasonably request, including, without limitation, assignments regarding all Acquired Intellectual Property (excluding the Intellectual Property owned or licensed by any Foreign Entity) (the "Intellectual Property Assignments"). Seller will not sell, and Buyer will not purchase, any of the Excluded Assets pursuant to this Agreement.

     (e) To the extent transfer of the Shares to be sold under this Agreement are governed by non-U.S. law, the parties will cooperate to complete the sale in accordance with the requirements and formalities required under applicable law governing the Shares. The transfer of the German Shares shall be pursuant to a share transfer agreement substantially in the form of Exhibit J-1 notarized by a German notary. The transfer of the Italian Quota shall be effected pursuant to a Transfer of Quotas of a Limited Liability Company substantially in the form of Exhibit J-2.

     Section 2.2 Deposit. Within one Business Day of the signing of this Agreement, Buyer shall deliver to Seller a deposit in cash or by wire transfer in the amount of $2,000,000 (together with interest thereon, the "Cash
Deposit"). Any Cash Deposit shall be held by counsel for Seller in an interest-bearing account and an escrow agreement in substantially the form attached hereto as Exhibit K. The Cash Deposit may be drawn down by Seller upon presentation of a written claim and a written certification by an executive officer of Seller that (i) the conditions to Buyer's obligations contained in
Article VII of this Agreement have been fulfilled or validly waived; and (ii) this Agreement is terminated pursuant to Section 6.1(g) by Seller after Buyer has failed to purchase the Assets and the Other Assets in accordance with Buyer's obligations under this Agreement, and such failure on the part of Buyer was not caused by a material breach by any Seller Party of its obligations under this Agreement, subject to the terms and conditions of the escrow agreement of counsel for Seller referred to above. The funds available under the Cash Deposit shall be refundable to Buyer promptly in the event of a termination of this Agreement (except pursuant to Section 6.1(g)), and shall in no event be construed as liquidated damages for any breach by Buyer of its obligations under this Agreement. If the transactions contemplated by this Agreement are consummated, at the Closing the Cash Deposit shall be delivered to Seller as part of the Cash Purchase Price Estimate required to be paid by Buyer. Interest on the Cash Deposit shall be delivered to the party receiving such Cash Deposit.

     Section 2.2A. Purchase Price Allocation. By 12 noon (New York time) on June 4, 2003 (time being of the essence), the Seller Parties and Buyer shall jointly, and in good faith, allocate the Purchase Price between the RCL Assets, on the one hand, and the Assets and remaining Other Assets, on the other hand, and shall forthwith advise the Interim Receiver in writing of such allocation. Such allocation shall determine the amounts payable pursuant to subsection 2.3(a) of this Agreement, provided that the Interim Receiver does not object to such allocation.

     Section 2.3 Cash Payments at Closing.

     (a) Closing Date Payments. Buyer shall make the following payments, by wire transfer of immediately available funds in accordance with the written wire instructions of Seller and Escrow Agent which shall be provided to Buyer at least two Business Days prior to the Closing Date, on the Closing Date:

          (i) To Seller, an amount equal to (A) (i) the Cash Purchase Price Estimate to be allocated to the non-RCL Assets, plus or minus (as the case may be) (ii) the Estimated U.S. Closing Working Capital Adjustment (as defined and determined in accordance with Section 2.3(b)(ii) below), minus
     (B) the sum of (i) the  Cash  Deposit,  plus  (ii)  the  Adjustment  Escrow
     Amount.

          (ii) To Escrow Agent, an amount equal to the Adjustment Escrow Amount, payable pursuant to the terms of Section 2.3(c) below and the Adjustment Escrow Agreement.

          (iii) To Interim Receiver, the Cash Purchase Price Estimate to be allocated to the RCL Assets.

     (b) Estimated U.S. Closing Working Capital Adjustment.

          (i) Not later than five Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement (the "Estimated U.S. Closing Working Capital Adjustment Statement") reflecting Seller's good faith calculations, using the principles and methodology utilized in the Working Capital Schedule, of the Estimated U.S. Closing Working Capital and the resulting Estimated U.S. Closing Working Capital Adjustment (as described below). The Estimated U.S. Closing Working Capital Adjustment Statement shall be accompanied by (i) the worksheets and data that support Seller's calculation of the Estimated U.S. Closing Working Capital, (ii) a certificate from an executive officer of Seller (the "Working Capital Officer's Certificate") to the effect that the Estimated U.S. Closing Working Capital Adjustment Statement (A) has been prepared consistently with the principles, methodology and assumptions utilized in the calculations set forth in the Working Capital Schedule, (B) has been properly derived from the books and records of Seller and (C) that the amounts included in the line items set forth on such statement were determined in accordance with GAAP consistently applied in accordance with past practices, and (iii) any other information that Buyer may reasonably request in order to verify the amounts reflected on the Estimated U.S. Closing Working Capital Adjustment Statement, including, without limitation, all invoices for all sales occurring after May 27, 2003, if no Qualified Bids from third parties are submitted to Seller Parties prior to the Bid Deadline (as defined in the Bidding Procedures Order), or after the conclusion of the Auction (as defined in the Bidding Procedures Order), if one or more Qualified Bids from third parties are submitted to Seller Parties prior to the Bid Deadline.

          (ii) As provided in Section 2.3(a)(i)(A)(ii) above, the Closing Date payment to be made by Buyer to Seller and/or Interim Receiver, as the case may be, shall, (1) in the event that the Estimated U.S. Closing Working Capital set forth on the Estimated U.S. Closing Working Capital Adjustment Statement is greater than the Target Working Capital, be increased by the difference between the Estimated U.S. Closing Working Capital and the Target Working Capital, and (2) in the event that the Estimated U.S. Closing Working Capital set forth on the Estimated U.S. Closing Working Capital Adjustment Statement is less than the Target U.S. Working Capital, be decreased by the difference between the Target U.S. Working Capital and the Estimated U.S. Closing Working Capital; provided, however, that to the extent that inventory existing on June 3, 2003 is sold without the permission of Buyer (which permission shall not be unreasonably withheld), any account receivable arising out of such sale shall be valued at 50% of its face value for purposes of calculating the Estimated U.S. Closing Working Capital (and the Final U.S. Working Capital as discussed in Section 2.4) (the amount of such adjustment to the Closing Date payment to be made by Buyer to Seller under (1) or (2), if any, the "Estimated U.S. Closing Working Capital Adjustment").

     (c) Buyer Review of the Estimated U.S. Closing Working Capital Adjustment Statement; Adjustment Escrow Amount. Buyer shall have three (3) Business Days from its receipt of the Estimated U.S. Closing Working Capital Adjustment Statement to confirm that it does not preliminarily object to the calculations of Estimated U.S. Closing Working Capital and the Estimated U.S. Closing Working Capital Adjustment contained therein. In the event Buyer does not preliminarily object to such calculations, Buyer shall notify Seller of such non-objection in writing on or prior to the third Business Day following its receipt of the Estimated U.S. Closing Working Capital Adjustment Statement. If Buyer objects, in good faith, to such calculations, Buyer shall notify Seller of such objection in writing on or prior to the third Business Day following its receipt of the Estimated U.S. Closing Working Capital Adjustment Statement, and such notice shall include Buyer's rationale for such objection. As provided in Section 2.3(a)(ii) above, on the Closing Date Buyer shall pay to the Escrow Agent, (i) in the event Buyer does not object to the calculations contained in the Estimated U.S. Closing Working Capital Adjustment Statement, an amount equal to 25% of the Estimated U.S. Closing Working Capital Adjustment, and (ii) in the event Buyer objects to the calculations contained in the Estimated U.S. Closing Working Capital Adjustment Statement in accordance with the requirements set forth in the immediately preceding sentence, an amount equal to 125% of the Estimated U.S. Closing Working Capital Adjustment contained in the Estimated U.S. Closing Working Capital Adjustment Statement (either such dollar amount, as applicable, the "Adjustment Escrow Amount"); provided, however, that, with respect to both clauses (i) and (ii) above, in no event shall the Adjustment Escrow Amount be less than $500,000 or more than $1,000,000.

     (d) Access to Books and Records. In addition to, and without limiting, any other obligations of the parties hereunder, during normal business hours, at any time and from time to time after delivery by Seller of the Estimated U.S. Closing Working Capital Adjustment Statement, Buyer and Buyer's Accountants shall be provided full and complete access to the pertinent accounting books and records, work papers and the accounting personnel of Seller and, if then applicable, Seller's Accountants to the extent that such accountants performed work related to the Estimated U.S. Closing Working Capital Adjustment Statement.

     (e) Time of Delivery of Cash Payments. Seller and Interim Receiver, as the case may be, expect and shall be entitled to receive the payments described in
Section 2.3(a)(i) and (iii) on the Closing Date by 2:00 p.m. New York time.

     Section 2.4 Final Determination of Cash Purchase Price.

     (a) Final U.S. Working Capital. As soon as reasonably practicable following the Closing (but in no event more than 30 days following the Closing Date), representatives of Buyer, Seller and Agent, at their expense, shall agree upon a report and calculation of the Final U.S. Working Capital and the Final U.S. Working Capital Adjustment (the "Final U.S. Working Capital Adjustment Statement"). The Final U.S. Working Capital Adjustment Statement shall be prepared in a form consistent with the Estimated U.S. Closing Working Capital Adjustment Statement, using the principles utilized in the preparation of the Working Capital Schedule. Buyer, Seller and Agent hereby agree to negotiate in good faith to resolve any disagreements during such 30 day period.

     (b) Dispute Resolution. If such disagreement is not resolved within such 30 day period, the disputed matter shall be promptly submitted to the Independent Accounting Firm so that the Independent Accounting Firm shall finally resolve all such disputed matters within 15 days after the expiration of 30 day negotiation period described in clause (a) above; provided, however than any disagreement relating to the RCL Assets may ultimately have to be resolved by the Canadian Bankruptcy Court should the Interim Receiver require its assistance. The Independent Accounting Firm will be requested to review only the matters in dispute between Buyer, Seller and/or Agent and to determine the Final U.S. Working Capital and the Final U.S. Working Capital Adjustment. In its determination, the Independent Accounting Firm shall be entitled to rely on both the work papers and similar items generated by Seller in connection with its calculations of Final U.S. Working Capital and the Final U.S. Working Capital Adjustment and the work papers and similar items generated by Buyer in connection with its calculations of Final U.S. Working Capital and the Final U.S. Working Capital Adjustment. The decision of the Independent Accounting Firm shall be final and binding on the parties with respect to the disputed matters. If the determination of the Independent Accounting Firm is that the Final U.S. Working Capital is greater than the average of the Final U.S. Working Capital amounts as calculated by Buyer, Seller or Agent, the fees and expenses of the Independent Accounting Firm will be paid by Buyer. If the determination of the Independent Accounting Firm is that the Final U.S. Working Capital is less than the average of the Final U.S. Working Capital amounts as calculated by Buyer, Seller or Agent, the fees and expenses of the Independent Accounting Firm will be paid by Seller. If the determination of the Independent Accounting Firm is that the Final U.S. Working Capital is equal to the average of the Final U.S. Working Capital amounts as calculated by Buyer, Seller or Agent, the fees and expenses of the Independent Accounting Firm will be shared equally by Buyer and Seller.

     (c) Final U.S. Working Capital Adjustment. If the Final U.S. Working Capital Adjustment is a positive number, the entire Adjustment Escrow Amount shall be remitted to Seller (or Interim Receiver, as applicable) and the Final U.S. Working Capital Adjustment amount shall be paid by Buyer to Seller (or Interim Receiver, as applicable) by wire transfer in immediately available funds in accordance with Seller's or Interim Receiver's written wire instructions within ten Business Days following the final determination of the Final U.S. Working Capital Adjustment in accordance with this Section 2.4. If the Final U.S. Working Capital Adjustment is a negative number, the Escrow Agent shall remit such Final U.S. Working Capital Adjustment amount to Buyer out of the Adjustment Escrow Amount, and the balance of the Adjustment Escrow Amount shall be released to Seller (or Interim Receiver, as applicable); provided, however, that if the negative Final U.S. Working Capital Adjustment amount exceeds the Adjustment Escrow Amount, the entire Adjustment Escrow Amount shall be remitted to Buyer and the excess amount shall be paid by Seller to Buyer by wire transfer in immediately available funds in accordance with Buyer's written wire instructions within ten Business Days following the final determination of the Final U.S. Working Capital Adjustment in accordance with this Section 2.4; provided, further, that such excess amounts shall be paid as an administrative expense of Seller (or Interim Receiver, as applicable) with priority over any and all administrative expenses of the kind specified in Sections 503(b), or 507(b) of the Bankruptcy Code, subject only to the Carve-out (as defined in the Order of the Bankruptcy Court, dated as of April 11, 2003, approving on an interim basis the U.S. Debtors' debtor-in-possession credit agreement).

     (d) Access to Books and Records. Upon reasonable notice during normal business hours, at any time and from time to time during the period from the Closing Date until the Final U.S. Working Capital and the Final U.S. Working Capital Adjustment have been finally determined in accordance with this Section 2.4, Seller, Interim Receiver, and Seller's Accountants shall be provided reasonable access to the pertinent accounting books and records, work papers and the accounting full and complete of Buyer's Accountants, and Buyer and Buyer's Accountants shall be provided full and complete access to the pertinent accounting books and records, work papers and the accounting personnel of Seller, Interim Receiver, and Seller's Accountants.

     Section 2.5 Allocation; IRS Filings.

     (a) Subject to the provisions of this Agreement relating to the allocation of the Purchase Price between RCL Assets and non-RCL Assets, within 45 days after the final determination of the Cash Purchase Price, Buyer shall deliver to Seller a statement (the "Allocation Statement") allocating the Cash Purchase
Price (together with any liabilities assumed by Buyer for income tax purposes, including, without limitation, Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) among the assets deemed purchased by Buyer for income Tax purposes pursuant to this Agreement, in accordance with
Section 1060 of the Code and the Treasury Regulations promulgated thereunder and in accordance with any corresponding non-U.S. law, if applicable.

     (b) The parties to this agreement hereby agree to (i) be bound by the Allocation Statement, (ii) act in accordance with the Allocation Statement in connection with the preparation, filing and audit of any Tax Return (including, without limitation, in the filing of IRS Form 8594 with its federal income Tax Return for the relevant taxable year, and in the filing of any corresponding non-U.S. forms, if applicable), and (iii) take no position inconsistent with the Allocation Statement for all Tax purposes (including, without limitation, in any judicial or administrative proceeding).

     Section 2.6 Transfer Taxes. To the extent not exempt under the Bankruptcy Code, all federal, state, local, and non-U.S. Transfer Taxes arising out of, in connection with, or attributable to, the transactions effected pursuant to this Agreement shall be borne and paid exclusively by Seller to the extent imposed by United States federal, state or local authorities or by Buyer to the extent they are Transfer Taxes imposed by foreign authorities. Seller and Buyer, as applicable, shall prepare and timely file all relevant Tax Returns required to be filed in respect of such Transfer Taxes, pay the Transfer Taxes shown on such Tax Returns, and notify the other party in writing of the Transfer Taxes shown on such Tax Returns and how such amounts were calculated. At Buyer's request, Buyer and RCL shall jointly elect, under subsection 167(1) of Part IX of the Excise Tax Act (Canada) the (the "ss. 167(1) Election"), and any equivalent or corresponding provision under any applicable provincial or territorial legislation imposing a similar value added or multi-staged tax, that no tax payable with respect to the purchase and sale of the Assets under this Agreement. Buyer and RCL shall make such election(s) in prescribed form containing prescribed information and Buyer shall file such election(s) in compliance with the requirements of the applicable legislation.

     Section 2.7 Assignment and Assumption. At the Closing, Seller Parties, other than RCL will, pursuant to the Sale Order, assume the Designated Contracts and assign such Designated Contracts to Buyer (it being understood that there are no Designated Contracts of RCL), and, subject to payment by Seller Parties, other than RCL, of any cure amounts due in connection with such assumption and assignment, Buyer will assume and agree to perform and discharge the Designated Contracts, pursuant to the Bill of Sale and Instrument of Assignment and Assumption. Notwithstanding anything herein to the contrary, Buyer does not and will not assume or become liable or otherwise be responsible for any of the liabilities of Seller Parties other than the Assumed Liabilities. Seller Parties shall provide timely and proper written notice of the motions seeking entry of the Designated Contracts Order to all parties to Designated Contracts and to take all other actions necessary to cause such Designated Contracts to be assumed by Seller Parties and assigned to Buyer pursuant to Section 365 of the Bankruptcy Code and Seller Parties shall, at or prior to Closing, comply with all requirements under Section 365 necessary to assign to Buyer the Designated Contracts. Seller Parties shall be responsible for any amounts to be cured pursuant to Section 365(a) of the Bankruptcy Code (as determined by the U.S. Bankruptcy Court) as a condition to the assumption and assignment of such Designated Contracts. In the event that any cure cost under any Designated Contract which (i) has been agreed to by Seller Parties or determined by the Bankruptcy Court and (ii) has not been paid by Seller Parties prior to the Closing, Buyer may pay such cure cost and reduce the Purchase Price by the amount of such cure cost as described in Section 7.13 of this Agreement.
Notwithstanding anything to the contrary contained herein, no Designated Contract that requires the consent of a third party (and which the Bankruptcy Court, pursuant to Sections 363 and 365 of the Bankruptcy Code or the Canadian Bankruptcy Court, do not have the authority to approve the assumption by Seller Parties and the assignment to Buyer of such Designated Contract without such third party consent) shall be assumed by Seller Parties and assigned to Buyer hereunder without such third party consent; provided, however, that the obtaining of certain contract assignments and/or consents shall be a condition to the obligation of Buyer to close the transactions contemplated hereby as provide by Section 7.1(h).

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

     Seller Parties hereby represent and warrant to Buyer, as of the date hereof, the following; provided, however, that all of such representations and warranties with respect to the Foreign Entities (except with respect to those representations and warranties contained in Section 3.1(b) and 3.23(b), and the last two sentences of Section 3.23(a)) shall be deemed to be made to the best knowledge of Seller Parties.

     Section 3.1 Corporate Organization. (a) Each of the companies constituting Seller Parties and RJI is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation and has the full corporate right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted. Each of the companies constituting Seller Parties and RJI is duly licensed or qualified to do business as a foreign corporation, company or partnership and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or license, except to the extent that the failure to be so qualified, individually or in the aggregate, has not resulted in, and would not be reasonably likely to result in, a Material Adverse Effect. Each of the companies constituting Seller has no subsidiaries (other than the Foreign Entities and other companies which constitute Seller) and there are no corporations, joint ventures, partnerships or other entities or arrangements in which any of the companies constituting Seller, directly or indirectly, owns any capital stock or an equity interest.

     (b) Each of the companies constituting RGH is a limited liability company (Gesellschaft mit beschraenkter Hafting) or partnership, and to the extent that such concept exists under German law, duly organized, validly existing and in good standing under the laws of Germany. RI is a limited liability company (Societa Responsabilita Limitada), and to the extent that such concept exists under Italian law, duly organized, validly existing and in good standing under the laws of Italy. Each of RG Holdings, each German Subsidiary and RI has the full corporate right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted. Seller Parties are not aware of any claim of any Governmental Entity that any of RG Holdings, any German Subsidiary or RI is in violation of any law outside of the jurisdiction of such company's formation requiring qualification, registration or any other action in such jurisdiction.

     (c) All corporations, joint ventures, partnerships or other entities or arrangements in which RG Holdings, directly or indirectly, owns any shares or other interests, and the amount and nature of any such interests, are set forth in Section 3.1 of the Disclosure Letter (the "German Interests"). Except as set forth on Section 3.1 of the Disclosure Letter, each of the German Interests owned by any of the companies or partnerships constituting RGH is owned by such company or partnership free and clear of any and all Liens. All of the German Interests have been duly authorized and validly issued, are fully paid up and no capital contributions to any of the German Subsidiaries have been repaid to any shareholder or other holder of interests of any German Subsidiary, or to any Affiliate of any shareholder or other holder of interests of any German Subsidiary, or to any other Person where such payment would be deemed to be a repayment of a capital contribution to any shareholder or other holder of interests of any German Subsidiary. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares or other interests of any German Subsidiary or securities convertible into or exchangeable for any additional shares or interests of any German Subsidiary, nor is any German
Subsidiary committed to issue any such option, warrant, right or security. Neither RI nor RJI has any subsidiaries and there are no corporations, joint ventures, partnerships or other entities or arrangements in which RI or RJI, directly or indirectly, owns any capital stock or an equity interest.

     Section 3.2 Authority. Each of the companies constituting Seller Parties has all requisite corporate right, power and authority to execute, deliver and perform this Agreement and each instrument of conveyance and other document to be executed and delivered by such Seller Party pursuant to the requirements of this Agreement (all such instruments and documents, the "Seller Ancillary Documents"). The execution, delivery and performance of this Agreement and each Seller Ancillary Document by each of the companies constituting Seller Parties has been duly and validly authorized and approved by all necessary corporate action, subject to the approval of the Bankruptcy Court and Canadian Bankruptcy Court. Subject to the approval of the Bankruptcy Court, this Agreement has been duly and validly executed and delivered, and at the Closing each Seller Ancillary Document will be duly and validly executed and delivered, by each of the companies constituting Seller Parties, as applicable, and (a) assuming this Agreement has been duly authorized, executed and delivered by Buyer, this Agreement constitutes the legal, valid and binding obligation of each of the companies constituting Seller Parties, enforceable against each such Seller Party in accordance with its terms, and (b) assuming each such Seller Ancillary Document, if applicable, has been duly authorized, executed and delivered by Buyer, each such Seller Ancillary Document shall constitute the legal, valid and binding obligation of each of the companies constituting Seller Parties, as applicable, enforceable against each such Seller Party in accordance with its terms.

     Section 3.3 Consents and Approvals; No Violations. Subject to the entry of the Sale Order, and except as set forth on Section 3.3 of the Disclosure Letter, the execution, delivery and performance of this Agreement by each of the companies constituting Seller Parties will not (with or without the giving of notice or the passage of time, or both) (a) violate any applicable provision of law or any rule or regulation of any Governmental Entity applicable to the Foreign Entities or any of the companies constituting Seller Parties, or any
order,  writ,  injunction,   judgment  or  decree  of  any  Governmental  Entity
applicable to the Foreign Entities or any of the companies constituting Seller Parties, (b) violate, or require any consent under, the Certificate of Incorporation or By-Laws of any of the companies constituting Seller Parties or RJI or the articles of association, partnership agreement or other organizational documents of any of the companies or partnerships constituting RGH or RI, (c) require any consent under or constitute a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which any of the companies constituting Seller Parties or the Foreign Entities is a party or by which any of the companies constituting Seller Parties or the Foreign Entities is bound, or any material Permit held by any of the companies constituting Seller Parties or the Foreign Entities, (d) require any material consent or approval by, notice to or registration with any Governmental Entity other than the appropriate filings, if any, pursuant to the HSR Act and any applicable Foreign Antitrust Laws, and the expiration of the applicable waiting period thereunder or (e) result in the creation of any Lien upon any of the Assets, the Other Assets, the Shares or any assets or property of the Foreign Entities except as may be created by Buyer.

     Section 3.4 Financial Statements. (a) Section 3.4(a) of the Disclosure Letter contains on a historical and pro forma basis the unaudited balance sheet and the related unaudited statement of income of RAC, RME and RHA on a consolidated basis as of and for the fiscal year ended December 31, 2002 (the "Financial Statements"). Except as set forth on Section 3.4(a) of the Disclosure Letter and subject to normal period end adjustments, if applicable, the Financial Statements, taken as whole, fairly present in all material respects, in accordance with GAAP, (i) the financial condition of RAC, RME and RHA as of the date thereof; and (ii) the income of Seller for the fiscal year ended December 31, 2002.

     (b) Section 3.4(b) of the Disclosure Letter contains on a historical and pro forma basis the unaudited balance sheet and the related unaudited statement of income of RIH on a consolidated basis and the unaudited balance sheet and the related unaudited statement of income as of and for the fiscal year ended December 31, 2002 of RGH (the "German Financial Statements"), of RI (the "Italian Financial Statements") and of RJI (the "Japanese Financial Statements"). Except as set forth on Section 3.4(b) of the Disclosure Letter and subject to normal period end adjustments, if applicable, (i) the German Financial Statements, taken as a whole, fairly present in all material respects, in accordance with generally accepted accounting principles in Germany, (1) (A) the financial condition of RGH as of the date thereof; and (B) the income of RGH for the fiscal year ended December 31, 2001, (ii) the Italian Financial Statements, taken as a whole, fairly present in all material respects, in accordance with generally accepted accounting principles in Italy, (A) the financial condition of RI as of the date thereof; and (B) the income of RI for the fiscal year ended December 31, 2002 and the (iii) Japanese Financial Statements, taken as whole, fairly present in all material respects, in accordance with GAAP, (A) the financial condition of RJI as of the date thereof; and (B) the income of RJI for the fiscal year ended December 31, 2002.

     Section 3.5 Undisclosed Liabilities. Except as set forth on Section 3.5 of the Disclosure Letter and subject to normal period end adjustments, neither Seller nor the Foreign Entities have any Liabilities, except (a) Liabilities reflected or reserved against in the Financial Statements, the German Financial Statements, the Italian Financial Statements or the Japanese Financial Statements, respectively, (b) Liabilities (i) required by GAAP for Seller and RJI or (ii) required by generally accepted accounting principles in Germany or Italy for RGH and RI, respectively, to be reflected or reserved against on a balance sheet, statement of income or statement of cash flow of Seller, RGH, RI or RJI which were incurred since the respective Financial Statements Date in the ordinary course of business, and (c) Liabilities which, individually or in the aggregate, have not had, and would not reasonably be likely to have, a Material Adverse Effect.

     Section 3.6 Taxes. (a) Except as set forth in Section 3.6 of the Disclosure Letter, Seller Parties have timely filed all material Tax Returns required to be filed by them in respect of any Taxes relating to or arising from the Business and/or the Assets or the Other Assets and paid all Taxes relating to or arising from the Business and/or the Assets or the Other Assets currently due and payable by them Except as set forth in Section 3.6 of the Disclosure Letter, no written notice of any material proposed tax deficiency, assessment or levy has been received by Seller Parties relating to or arising from the Business and/or the Assets or the Other Assets. Seller Parties have duly withheld from each payment from which such withholding is required by law the amount of all Taxes relating to or arising from the Business and/or the Assets or the Other Assets required to be withheld therefrom and has paid the same (to the extent due), together with the employer's share of the same, if any, to the proper tax authority.

     (b) Except as set forth in Section 3.6 of the Disclosure Letter: (i) all Tax Returns of the Foreign Entities and their subsidiaries have been timely filed in the manner prescribed by law in all jurisdictions in which such Tax Returns are required to be filed and are true, correct and complete in all material respects, (ii) all Taxes shown or which should have been shown on such filed Tax Returns or which are required to be paid by the Foreign Entities (or their subsidiaries) on or prior to the Closing Date have been duly paid, (iii) there are no Liens for Taxes on any property or assets of the Foreign Entities or any of their subsidiaries other than liens for Taxes not yet due and payable,
(iv) no notice of any claimed, proposed or asserted Tax deficiency, assessment or levy with respect to the Foreign Entities or any of their subsidiaries has been received by the Foreign Entities or any of their subsidiaries, (v) no audits, examinations, investigations, or other administrative proceedings or court proceedings are presently pending or proposed (orally or in writing) with respect to any Taxes or Tax Returns of the Foreign Entities or any of their subsidiaries, (vi) none of the Foreign Entities or their subsidiaries has received notice of any claim made by a Tax authority in a jurisdiction where a Foreign Entity (or any of its subsidiaries) does not file a Tax Return, which states that a Foreign Entity or any of its subsidiaries is or may be subject to Tax by that jurisdiction, (vii) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against any Foreign Entity or any of its subsidiaries, (viii) neither the Foreign Entities nor any of their subsidiaries is a party to any material Tax sharing, Tax indemnity or other agreement or arrangement with any Person, (ix) no adjustment relating to the Tax Returns described in this clause (b) has been proposed, asserted, or assessed by (whether orally or in writing) any Tax authority, and (x) neither of the Foreign Entities nor any of their subsidiaries (1) is currently or has ever been a U.S. real property holding company within the meaning of Section 897(c)(2) of the Code and (2) has made an election under Section 897(i) of the Code.

     Section 3.7 Title to Assets. Except for Permitted Encumbrances and except as set forth in Section 3.7 of the Disclosure Letter, (a) Seller has good, valid and marketable title to the Assets and to the property and assets (tangible and intangible) reflected as owned by it on the Financial Statements or acquired since December 31, 2002 (except for properties and assets disposed of since such date in the ordinary course of business), upon entry of the Sale Order free and clear of all Liens, (b) RGH has good and marketable title to the property and assets (tangible and intangible) reflected as owned by it on the German Financial Statements or acquired since December 31, 2002 (except for properties and assets disposed of since such date in the ordinary course of business) and, upon entry of the Sale Order, free and clear of all Liens, (c) RI has good and marketable title to the property and assets (tangible and intangible) reflected as owned by it on the Italian Financial Statements or acquired since December 31, 2002 (except for properties and assets disposed of since such date in the ordinary course of business), free and clear of all Liens, (d) RJI has good and marketable title to the property and assets (tangible and intangible) reflected as owned by it on the Japanese Financial Statements or acquired since December 31, 2002 (except for properties and assets disposed of since such date in the ordinary course of business), free and clear of all Liens, and (e) Recoton and RCL have good and marketable title to the Other Assets, upon entry of the Sale Order free and clear of all Liens. Buyer acknowledges that (i) certain tools and dies are located at vendor's locations and (ii) that there can be no assurance that the vendors holding possession of tools and dies will make such tools and dies available to Buyer, but Seller shall exercise reasonable efforts to transfer possession of the appropriate assets to Buyer.

     Section 3.8 Absence of Changes. Except as set forth in Section 3.8 of the Disclosure Letter and except for transactions expressly contemplated in this Agreement, since the respective Financial Statements Date Seller Parties and the Foreign Entities have conducted the Business in the ordinary course consistent with past practice and there has not been:

          (a) any damage or destruction, loss or other casualty, however arising and whether or not covered by insurance, which has resulted in, or is reasonably like to result in, singularly or in the aggregate, a Material Adverse Effect;

          (b) any labor dispute which has resulted in, or is reasonably likely to result in, singularly or in the aggregate, a Material Adverse Effect;

          (c) any Indebtedness incurred by Seller or Foreign Entities for borrowed money (except by endorsement for collection or for deposit of negotiable instruments received in the ordinary course of business), or any agreement to incur any such indebtedness;

          (d) any  material  change in the  accounting  methods or  practices of
     Seller  or  the  Foreign  Entities,   or  any  change  in  depreciation  or
     amortization policies or rates theretofore adopted;

          (e) any amendment, entering into or termination by any Foreign Entity of any material contract, agreement, lease, franchise or license, except in the ordinary course of business or any amendment or termination of any Designated Contract or any amendment or termination of any other contract, agreement, lease, franchise or license that would materially adversely effect the Assets or the Other Assets;

          (f) any amendment of the Certificate of Incorporation or By-Laws of RJI or of the articles of association, partnership agreement or other organizational documents of RI or any the companies or partnerships constituting RGH;

          (g) except for Permitted Encumbrances and other than in the ordinary course of business, any Lien or other encumbering of any Assets, Other Assets or assets of any Foreign Entity;

          (h) any sale, transfer, lease, abandonment or other disposal of any Shares, the LLC Interest or any material portion of the Assets, the Other Assets and the assets of the Foreign Entities, except in the ordinary course of business or pursuant to the License Agreement;

          (i) any transfer, disposal, or grant of any rights under any Intellectual Property that is part of the Acquired Intellectual Property or Licensed Intellectual Property, or any disposal of or disclosure to any Person other than representatives of Buyer of any material Trade Secret that is part of the Assets, the Other Assets or the assets of the Foreign Entities not theretofore a matter of public knowledge; except, in each case, in the ordinary course of business or pursuant to the License Agreement;

          (j) any grant by any of the Foreign Entities of any increase in the compensation of, payable to or to become payable to its officers, employees or directors; or any agreement by any of the Foreign Entities entered into with any of its officers, employees or directors, except, in each case, in the ordinary course of business;

          (k) any single capital expenditure made or any commitment to make any capital expenditure by the Foreign Entities in excess of $500,000 (or
     (euro)500,000 in the case of RGH or RI) for any tangible or intangible capital assets, additions or improvements, except in the ordinary course of business;

          (l) except for distributions since the Financial Statements Date of the type contemplated by Section 5.15, any declaration, payment or reservation for payment of any dividend or other distribution in respect of the capital stock or other securities of the Foreign Entities or any redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock or other securities of the Foreign Entities; or

          (m) except in the ordinary course of business, any grant or extension of any power of attorney or guaranty by Seller or the Foreign Entities in respect of the obligation of any Person.

     Section 3.9 Patents, Trademarks, Trade Names. Section 3.9 of the Disclosure Letter lists and indicates the ownership of all currently used Acquired Intellectual Property and Licensed Intellectual Property in the United States and Germany (and to the best knowledge of Seller Parties materially all of the Acquired Intellectual Property and Licensed Intellectual Property in other countries), indicating for each item whether owned or licensed for use by Seller Parties and/or any of the Foreign Entities. Except as set forth in Section 3.9 of the Disclosure Letter, (a) no Person other than Seller Parties or the Foreign Entities has the right to use any of the Acquired Intellectual Property or, except pursuant to the Trademark Holding Company Term Sheet, Licensed Intellectual Property, and Seller Parties and the Foreign Entities have all right, title and interest to all Acquired Intellectual Property and, except pursuant to the Trademark Holding Company Term Sheet, Licensed Intellectual Property, without any conflict known to Seller Parties with the rights of others; (b) documentation for the continuance of registration and applications for registration in the United States and Germany have been timely filed with the appropriate authorities for the currently used Patents, Copyrights and Trademarks included in the Acquired Intellectual Property and Licensed Intellectual Property; (c) none of Seller Parties or the Foreign Entities have:
(i) received any notice (whether written or verbal) that (A) any Acquired Intellectual Property or Licensed Intellectual Property infringes on the rights of others or requires payment for the use of, or infringes or otherwise interferes with, any Person's intellectual property rights, or (B) any Acquired Intellectual Property or Licensed Intellectual Property has been legally declared invalid or is the subject of a pending or threatened action for opposition or cancellation or a declaration of invalidity, and to the best knowledge of Seller Parties, there is no reasonable basis for a claim regarding any of the foregoing, or (ii) brought or threatened a claim against any Person
(A) alleging infringement of the Acquired Intellectual Property or Licensed Intellectual Property, or (B) challenging any Person's ownership or use of, or the validity, enforceability or registrability of any Acquired Intellectual Property or Licensed Intellectual Property, and to the best knowledge of Seller Parties, there is no reasonable basis for a claim regarding any of the foregoing; (d) Seller, the Foreign Entities and, with respect to the Business, Recoton or RCL do not have any agreements (whether verbal or written, and whether between Seller, the Foreign Entities, Recoton or RCL and an independent Person or inter-corporate) to use any Person's intellectual property (other than as set forth on the Trademark Holding Company Term Sheet); (e) all currently used Trademarks included in Acquired Intellectual Property and Licensed Intellectual Property have been in continuous use by Seller Parties and the Foreign Entities, and the Trademarks listed in Section 3.9 of the Disclosure Letter for which Seller Parties and the Foreign Entities have obtained or applied for a registration have been continuously used in the form appearing in, and at least in connection with the goods and services listed in, their respective registration certificates; (f) each of the Foreign Entities and each of Seller Parties has adequately policed its Trademarks included in the Acquired Intellectual Property or Licensed Intellectual Property against infringement so as to maintain the validity of such Trademarks; and (g) Seller Parties and the Foreign Entities own all Acquired Intellectual Property, and, except pursuant to the Trademark Holding Company Term Sheet, Licensed Intellectual Property, free and clear of all Liens.

     Section 3.10 Material Contracts. (a) Section 3.10 of the Disclosure Letter contains a true and correct list of each contract, agreement and commitment (whether written or oral) to which Seller, the Foreign Entities or, with respect to clause (v) below, Recoton or RCL, is a party: (i) calling for payment or receipt by Seller or the Foreign Entities of more than $250,000 (or
(euro)250,000 in the case of RGH or RI) during the term thereof, which contract, agreement or commitment is not terminable by Seller or the applicable Foreign Entities on less than 90 days' notice without penalty (except for agreements relating to the acquisition or disposition of inventory in the ordinary course of business), (ii) containing covenants limiting, in any material respect, the freedom of Seller or the Foreign Entities to compete with any Person in any line of business or in any territory, (iii) evidencing or relating to Indebtedness not to be repaid on or before the Closing Date, (iv) which contains provisions
(A) granting to any Person rights in Acquired Intellectual Property or Licensed Intellectual Property or (B) restricting any Seller Parties' or Foreign Entity's use of Acquired Intellectual Property or Licensed Intellectual Property, (v) granting to Seller, any Foreign Entity or, with respect to the Business, Recoton or RCL, the right to use any Copyright, Patent, Trademark, Trade Secret or Software, or (vi) which is a Designated Contract (collectively, the "Contracts"; provided that the term "Contract" shall not include any contract or agreement listed in any Section of the Disclosure Letter that is not also listed or cross-referenced in Section 3.10 of the Disclosure Letter). True and complete copies of each of the Contracts, including any amendments, supplements or modifications thereto, have been made available to Buyer by Seller. Except as set forth in Section 3.10 of the Disclosure Letter, each of the Designated Contracts is, or after giving effect to the Sale Order will be, in full force and effect and is, or will be, valid, binding and enforceable against the applicable Seller Party or Foreign Entity, as applicable, in accordance with its terms. Except as set forth in Section 3.10 of the Disclosure Letter and except for defaults which, individually or in the aggregate, have not resulted in, and would not result in, a Material Adverse Effect, after giving effect to the Sale Order there exists no default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder by the applicable Seller Party or Foreign Entity, as applicable, or, to the best knowledge of Seller Parties, any other party thereto. Except as set forth in Section 3.10 of the Disclosure Letter, no written or, to the best knowledge of Seller Parties, oral notice of termination or nonrenewal has been received or given under any Contract. Any such default or delinquency under any Designated Contract can and will be fully cured, or otherwise may not be asserted against Buyer, the Assets or the Other Assets, as a result of the entry by the Bankruptcy Court of the Sale Order, such that Seller Parties' rights in and under such Contracts that are Designated Contracts shall vest in Buyer upon the Closing without reversion or diminution. The dollar amounts set forth in this Section 3.10 with respect to the Contracts shall not be deemed to represent any standard of "materiality" with respect to the Contracts or otherwise for any other purpose and shall have no application to any other Section of this Agreement.

     (b) Section 3.10(b) of the Disclosure Letter contains an accurate and complete list of all real property leases and all material personal property leases pursuant to which any Foreign Entity leases personal or real property, and all material personal property leases pursuant to which Seller or, with respect to the Business, Recoton or RCL, leases personal property (collectively, the "Leases"). A true and complete copy of each Lease has heretofore been made available to Buyer. Except as set forth in Section 3.10(b) of the Disclosure Letter, all Leases are in full force and effect and are valid, binding and enforceable in accordance with their terms. Except as set forth in Section 3.10(b) of the Disclosure Letter and except for defaults which, individually or in the aggregate, have not had, and would not reasonably be likely to have, a Material Adverse Effect, after giving effect to the Sale Order there are no existing defaults or events which, with the giving of notice or the lapse of time or both, would constitute a default thereunder by the applicable Seller Party or Foreign Entity or, to the best knowledge of Seller Parties, any other party thereto. Any such default or delinquency can and will be fully cured, or otherwise may not be asserted against Buyer, the Assets or the Other Assets, as a result of the entry by the Bankruptcy Court of the Sale Order, such that Seller Parties' rights in and under all Leases shall vest in Buyer upon the Closing without reversion or diminution.

     Section 3.11 Brokers, Etc. Except as set forth in Section 3.11 of the Disclosure Letter, and except for its investment banking firm, Jefferies & Co., no broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the subject matter of this Agreement.

     Section 3.12 Insurance. Section 3.12 of the Disclosure Letter contains an accurate and complete list of all policies of insurance presently maintained by the Foreign Entities or, with respect to the Business, by Recoton. All such policies are in full force and effect and no written notice of cancellation or termination has been received with respect to any such policy and there is, and has been, no material default by the Foreign Entities, Recoton or any of their respective Affiliates with respect to their obligations under any such policy.

     Section 3.13 Labor Matters. Except to the extent set forth in Section 3.13 of the Disclosure Letter and except where it has not had, and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse
Effect: (a) there is no unfair labor practice charge or complaint against Seller or the Foreign Entities pending before the National Labor Relations Board or any comparable organization in Germany, Italy or Japan; (b) there is no labor strike or stoppage pending against Seller or the Foreign Entities; (c) neither Seller nor any of the Foreign Entities is a party to any collective bargaining agreement or contract with any labor union and, to the best knowledge of Seller Parties, no union representation question or application for certification exists respecting the employees of Seller or the Foreign Entities; (d) no material grievance nor any arbitration proceeding arising out of or under collective bargaining agreements has been filed or is pending; (e) no event has occurred, and neither Seller nor any Affiliate thereof nor any Foreign Entity has taken any action prior to or at the Closing, which would require notification to employees under the Worker Adjustment and Retraining Act of 1988 and the regulations promulgated thereunder (the "WARN Act") or comparable German, Japanese or Italian law, and (f) RGH does not have a work council.

     Section 3.14 Employees; Benefit Plans.

     (a) Set forth in Section 3.14 of the Disclosure Letter is an accurate and complete list of each Employee Benefit Plan established, maintained, or contributed to by any Foreign Entity or under which any employee of any Foreign Entity was covered by any member of the Recoton Group at any time during the immediately preceding five year period. Seller Parties have made available to Buyer true, correct and complete copies of each of the following documents, if applicable: (i) the Employee Benefit Plan document (or, if not a written plan, a description thereof); (ii) the most recent annual report filed with the applicable Governmental Entity, if any, for each such Employee Benefit Plan,
(iii) the most recent actuarial report for such Employee Benefit Plan, if any, and (iv) the most recent determination letter from the applicable Governmental Entity, if any, for such Employee Benefit Plan.

     (b)  Except  as  required  by  applicable  laws and  except as set forth in
Section 3.14 of the Disclosure Letter, no Employee Benefit Plan provides any medical or life insurance coverage to any individual for events occurring, or expenses incurred, after termination of employment.

     (c) Except as set forth in Section 3.14 of the Disclosure Letter, each Employee Benefit Plan is in material compliance with applicable law and no Foreign Entity or any Employee Benefit Plan is liable for any material fine, excise tax or loss of income tax deduction with respect to the operation of any such Employee Benefit Plan.

     (d) Except as set forth in Section 3.14 of the Disclosure Letter, all amounts that the Foreign Entities are required to have contributed to any such Employee Benefit Plan have been contributed within the time prescribed by applicable law.

     (e) Except as set forth in Section 3.14 of the Disclosure Letter, there are no material Claims (other than routine claims for benefits) or lawsuits pending, or to the best knowledge of Seller Parties, threatened, with respect to any Employee Benefit Plan or any other employment matters.

     (f) Except as provided in Section 3.14 of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Foreign Entities to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

     (g) The total number of employees and the total annual employment cost do not for the Foreign Entities exceed the numbers and amounts set forth in Section
3.14 of the Disclosure Letter.

     (h) Each Foreign Entity have made all payments relating to employment relationships with it (including taxes and social security contributions) in full as and when due and have fulfilled all of its other obligations under employment relationships in the form and at the time they were to be fulfilled.

     (i) No collective benefits exist for the employees of the Foreign Entities that are not Employee Benefit Plans.

     (j) Seller Parties have provided all notices, including all election notices, required under COBRA to all employees and former employees of Seller or the Business. Section 3.14 of the Disclosure Letter sets forth the number of former employees of Seller or the Business (i) who are eligible to elect COBRA continuation coverage as of the date hereof and (ii) who have elected COBRA continuation coverage as of the date hereof.

     Section 3.15 Litigation. Except for the Bankruptcy Cases (including the Claims of creditors in the Bankruptcy Cases), suits and proceedings which, individually or in the aggregate, have not had, and would not reasonably be likely to have, a Material Adverse Effect and as set forth in Section 3.15 of the Disclosure Letter, there are no actions, suits or proceedings pending or, to the best knowledge of Seller Parties, threatened, against Seller, the Foreign Entities or any of their respective Affiliates relating to this Agreement, the transactions contemplated hereby, the Business, the assets of the Foreign Entities, the Assets or the Other Assets, at law or in equity or before or by any Governmental Entity, nor any arbitration proceeding relating to the same. Except as set forth in Section 3.15 of the Disclosure Letter, none of Seller Parties, the Foreign Entities or the Business is subject to any judgment, order, writ, injunction or decree of any Governmental Entity which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect.

     Section 3.16 Compliance with Laws. Except as set forth in Section 3.16 of the Disclosure Letter, none of Seller or the Foreign Entities or, with respect to the Business, any of their respective Affiliates, has received any written notice claiming it is in violation of, and in the past three years no Seller Party, with respect to the Business, or Foreign Entity has been or is in violation of, any order, law, ordinance, statute, rule or regulation applicable to it or any of its assets, including the WARN Act, except such violations which, individually or in the aggregate, are not, and would not be, material to the Business, taken as a whole. None of Seller or the Foreign Entities or, with respect to the Business, any of their respective Affiliates, in the past three years violated any provision of any Foreign Antirust Law or similar federal or state law or regulation. Except as set forth in Section 3.16 of the Disclosure Letter, Seller and the Foreign Entities have all material Permits necessary to conduct the Business, and neither Seller nor any of the Foreign Entities is in material violation of the terms of any such Permit, and none of Seller, the Foreign Entities and their respective Affiliates have received any written notice from any Governmental Entity alleging any material violation of any such Permit.

     Section 3.17 Environmental Matters. Except as set forth in Section 3.17 of the Disclosure Letter, with respect to properties that are held by the Foreign
Entities:

     (a) to the best of Seller's knowledge, all such properties used by the Foreign Entities are in compliance with all applicable Environmental Laws, and there are no facts or circumstances that would materially increase the cost of maintaining such compliance in the future. The Foreign Entities have maintained in effect all environmental Permits with respect to the Business required by any applicable Environmental Law and the Foreign Entities are in compliance with all terms and conditions of such Permits, except where the failure to be in compliance or to maintain or be in compliance with such Permits, individually or in the aggregate, has not had, and would not have, a Material Adverse Effect.

     (b) except in accordance with applicable Permits and to the best of Seller's knowledge, there has been no emission from or discharge, release, spill, leak, migration or disposal of any Hazardous Substance Waste or other substance regulated by any Environmental Law on, in or under or adjacent to such property including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata, which has or will require remediation.

     (c) No Foreign Entity has received any written notification within the immediately preceding three years from any Governmental Entity or other Person with respect to any material violation of, or material Liability under, any Environmental Law relating to such properties.

     (d) The Foreign Entities have not received written notification that it is liable for contribution or indemnification for costs incurred by another Person under CERCLA or analogous foreign law with respect to such properties.

     Section 3.18 Products Liability. (a) Except as set forth in Section 3.18 of the Disclosure Letter, none of Seller, the Foreign Entities or, with respect to the Business, Recoton or RCL, is a party to, and, to the best knowledge of Seller Parties, there are not presently pending or threatened, any civil, criminal or administrative actions, proceedings, suits, hearings, notices of violation, investigations or demand letters from or by any Governmental Entity relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Business.

     (b) Except as set forth in Section 3.18 of the Disclosure Letter, since January 1, 2000, there have not been any product recalls or post-sale warnings with respect to any product manufactured, distributed or sold by or on behalf of the Business.

     Section 3.19 Assets. Except as set forth in Section 3.19 of the Disclosure Letter, the Assets and the Other Assets, together with the assets of the Foreign Entities, constitute all of the assets utilized to conduct the Business as presently conducted in all material respects, other than the assets of Recoton's corporate and shared services divisions which have been historically utilized in the conduct of the Business as it is presently conducted.

     Section 3.20 Inventory. All inventory of Seller and the Foreign Entities as of the date hereof, and all inventory (A) of the Foreign Entities as of the Closing, and (B) of Seller that will be transferred to Buyer at the Closing pursuant to this Agreement, is and shall be in good, usable, saleable and currently marketable condition (subject, in the case of raw materials and works-in-process, to the completion of the production process), except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the Financial Statements or on the accounting records of Seller or RGH, RI or RJI, prior to the Closing Date. Section 3.20 of the Disclosure Letter sets forth the physical location of each item of inventory of Seller, RGH or the Business as of the date hereof. A true and complete list of the inventory of the Business of Seller as such inventory existed on May 21, 2003 has been provided to Buyer prior to the date hereof.

     Section 3.21 Accounts Receivable. All of the accounts receivable of the Business have arisen in the ordinary course of business through bona fide arms-length transactions, and all such accounts receivable are and, except for those paid in the ordinary course of business, will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim, subject to reserves and allowances for doubtful accounts, warranty reserves and reserves for marketing development funds as set forth in the Financial
Statements, German Financial Statements, Italian Financial Statements or Japanese Financial Statements, as applicable. Since December 31, 2002, each of Seller and the Foreign Entities has collected the accounts receivable of the Business in the ordinary course of business and in a manner which is consistent with past practices and have not accelerated any such collections. Neither Seller nor the Foreign Entities has any accounts or loans receivable from any Person which is affiliated with Seller or the Foreign Entities or the Trademark Holding Company or from any director, officer or, employee of Seller or the Foreign Entities or any of their respective Affiliates, except as disclosed in
Section 3.21 of the Disclosure Letter.

     Section 3.22 Customers, Representatives and Suppliers. Section 3.22 of the Disclosure Letter sets forth any customer or representative (whether pursuant to a commission, royalty, sale or other arrangement) who accounts for more than five percent (5%) of the sales of the Business for the twelve month period ended December 31, 2002 (collectively, the "Customers" and "Representatives" as the case may be). Section 3.22 of the Disclosure Letter sets forth a true and complete list of the top ten (10) suppliers of the Business by dollar volume who were paid, or provided goods or services related to or used by the Business during the twelve month period ended December 31, 2002, showing, with respect to each, the name and dollar volume involved (the "Suppliers").

     Section 3.23 Capitalization of Foreign Entities. (a) The authorized share capital of RG Holdings consists of 200,000 DM divided into two share interests of 50,000 DM and 150,000 DM (plus such additional shares as may be issued pursuant to Section 5.19, the registered capital of RI is ITL 3,934,813,000 consisting of one quota in the nominal amount of ITL 3,934,813,000 and the authorized and issued shares of RIJ consist of 100 shares of common stock, par value $1.00 per share, all of which are held beneficially and of record by RIH free and clear of any Liens except as otherwise set forth in Section 3.23 of the Disclosure Letter, which Liens shall be terminated by the Closing. Upon delivery to Buyer at the Closing of certificates representing or other instruments effecting the transfer of the German Shares, the Italian Quota and the RJI Shares, duly endorsed or signed by Seller for transfer to Buyer, and upon Seller's receipt of payment therefor, valid title to the German Shares, the Italian Quota and the RJI Shares will pass to Buyer, free and clear of any Liens. As of the Closing and immediately thereafter, the German Shares, the Italian Quota and RJI's capital stock, respectively, will be duly authorized, validly issued and non-assessable, will be free and clear of any Liens and will have been issued free and clear of any preemptive or similar rights.

     (b) All outstanding shares, securities and partnership interests of each of the Foreign Entities have been duly authorized and validly issued, are fully paid up and no capital contributions have been repaid to RIH or any other shareholder, member or partner of such Foreign Entity, to any Affiliates of RIH or any other shareholder of the Foreign Entities, or to any other Person where such payment would be deemed to be a repayment of a capital contribution to a shareholder, member or partner of the Foreign Entities. Except as set forth in
Section 3.23 of the Disclosure Letter, there are no outstanding (i) shares, partnership interests or other securities of any of the Foreign Entities, (ii) securities of any of the Foreign Entities convertible into or exchangeable for shares, partnership interests or other securities of the Foreign Entities, or
(iii) options or other rights to acquire from any of the Foreign Entities, or other obligation of the Foreign Entities to issue, any shares, partnership interests, other equity securities or securities convertible into or exchangeable for shares, partnership interests or other securities of such Foreign Entity, respectively. There are no outstanding obligations of any of the Foreign Entities to repurchase, redeem or otherwise acquire any of its shares, partnership interests or other securities. There are no voting trusts or proxies with respect to any shares, securities or partnership interests of any of the Foreign Entities.

     (c) None of the Foreign Entities other than RJI has filed for the institution of insolvency proceedings over the assets of any of the companies or partnerships constituting such Foreign Entity.

     (d) The articles of association of each of the companies constituting RGH, each as certified by the notaries Dr. Ohlenburger-Bauer (Magnat Audio-Produkte
GmbH), by Dr. Geiecke (Heco Audio-Produkte GmbH) and Lothar Usler (Mac Audio Elektronic GmbH & Co. KG and Recoton Audio-Produkte GmbH).as being complete, have not been amended and are still in force. The commercial register excerpt for each of the companies constituting RGH dated March 12, 2001 (except for Mac Audio Elektronic GmbH & Co. KG, for which the excerpt is dated April 9,
2001).correctly and completely identifies all facts that are to be entered in the commercial register under applicable law. There are no supplementary or side agreements with respect to the articles of association of any of the companies constituting RGH. There are no voting trust agreements (Stimmbindungsvertrage), sub-participation agreements (Unterbeteiligungsvertrage), silent participation agreements (stille Beteiligungsvertrage), inter-company agreements (Unternehmensvertrage) within the meaning of ss.ss. 291 et subs. of the Stock Corporation Act (Aktiengesetz) or similar agreements to which any of the companies constituting RGH is a party. Seller has made available to Buyer, prior to the date hereof, a true, correct and complete copy of the certified articles of association, by-laws and partnership agreement, as applicable, of each of the companies and partnerships constituting RGH.

     (e) No shareholder resolutions of any of the companies constituting RGH or of RI or RJI have been passed the implementation of which would give rise to an issuance or redemption of shares or the amendment of the articles of association of, or commercial register entries with respect to, any of the companies constituting RGH or of RI or RJI.

     (f) Except as set forth in Section 3.23 of the Disclosure Letter, neither any of the Foreign Entities nor any German Subsidiary is a party to any guarantees, sureties, indemnification agreements, comfort letters or security agreements or has granted any pledge, mortgage, encumbrance, Lien or other security to another Person.

     (g) Except as set forth on Section 3.23 of the Disclosure Letter, no Foreign Entity or any of their subsidiaries nor any of their respective assets or properties is directly or indirectly liable for or subject to any Claim that has been or may be asserted against any of Seller Parties, their respective Estates, or any Affiliate (other than the Foreign Entities and their subsidiaries) of Seller Parties, to the extent that such Claim is based in whole or in part upon (x) actions (or inactions) of or by Seller Parties, the Estates, any of their Affiliates or any Person acting in concert with them (other than the Foreign Entities or their subsidiaries) or (y) the fact that the Foreign Entities or any of their subsidiaries were at any time an Affiliate of Seller Parties or any of them, including, without limitation, (i) Claims that have been scheduled in the Bankruptcy Cases, (ii) Claims evidenced by proofs of claim filed in the Bankruptcy Cases, (iii) Claims relating to Taxes, (iv) Claims under ERISA, and (v) Claims relating to environmental matters.

     Section 3.24 SEC Reports. Reference is made to the following reports of Recoton filed with the United States Securities and Exchange Commission: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and (ii) Quarterly Reports on Form 10-Q for the period ended September 30, 2002, June 30, 2002 and March 31, 2002 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports complied (and all other reports and registration statements filed by Recoton with the United States Securities and Exchange Commission after the date hereof and prior to Closing will comply) in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and in each case, at the time filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section   3.25   Interim    Receiver.    Notwithstanding    the   foregoing
representations and warranties of Seller Parties, any representation and warranty of RCL that is contrary to the laws of Canada or that becomes untrue as a result of the appointment of an Interim Receiver, the conveyance by Interim Receiver of the RCL Assets, or the terms of any order in the Canadian Bankruptcy Case, will be deemed not to have been made or breached and shall be of no force or effect.

                                  ARTICLE IIIA

             REPRESENTATIONS AND WARRANTIES OF THE INTERIM RECEIVER

     As of the Closing Date, the Interim Receiver shall represent and warrant to Buyer as follows:

     Section 3A.1. Appointment. Interim Receiver has been validly appointed as interim receiver of the property, assets and undertaking of RCL by the Canadian Bankruptcy Court.

     Section 3A.2. Authority. Interim Receiver has the authority and the right to sell, assign and transfer to Buyer all of the Interim Receiver's and RCL's right, title and interest, if any, in and to the RCL Assets.

     Section 3A.3. Encumbrances and Sales. Interim Receiver has not done or permitted any act to encumber, sell, transfer or assign the RCL Assets.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     Buyer hereby represents and warrants to Seller and Interim Receiver, as applicable, as of the date hereof, as follows:

     Section 4.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the full corporate right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted.

     Section 4.2 Authority. Buyer has all requisite corporate right, power and authority to execute, deliver and perform this Agreement and each instrument of conveyance and other document to be executed and delivered by Buyer pursuant to the requirements of this Agreement (the "Buyer Ancillary Documents"). The execution, delivery and performance of this Agreement and each Buyer Ancillary Document by Buyer has been duly and validly authorized and approved by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer, and at the Closing each Buyer Ancillary Document will be duly and validly executed and delivered by Buyer, and (a) assuming this Agreement has been duly authorized, executed and delivered by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, and (b) assuming each such Buyer Ancillary Document has been duly authorized, executed and delivered by each Seller Party that is party thereto, if any, each such Buyer Ancillary Document shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     Section 4.3 Consents and Approvals; No Violations. Subject to the entry of the Sale Order, the execution, delivery and performance of this Agreement by Buyer will not (with or without the giving of notice or the passage of time, or both) (a) violate any applicable provision of law or any rule or regulation of any Governmental Entity applicable to Buyer, or any order, writ, injunction, judgment or decree of any court, administrative agency or Governmental Entity applicable to Buyer, (b) violate the Certificate of Incorporation or Bylaws of Buyer, or any agreement of Buyer or its shareholders, (c) require any consent under or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which Buyer is a party or by which it is bound, or any material Permit held by Buyer, or (d) require any material consent or approval by, notice to or registration with any Governmental Entity other than the appropriate filings, if any, pursuant to the HSR Act and any applicable Foreign Antitrust Laws, and the expiration of the applicable waiting period thereunder.

     Section 4.4 Litigation. Buyer is not engaged in, nor is there pending or, to the best knowledge of Buyer, threatened, any action, dispute, claim, litigation, arbitration, investigation or other proceeding at law or in equity or before any Governmental Entity which could materially and adversely affect the ability of Buyer to perform any of its payment or other obligations hereunder or the transactions contemplated by this Agreement.

     Section 4.5 Buyer's Investigation. Buyer is an informed and sophisticated purchaser, and has engaged advisors experienced in the evaluation and purchase of companies such as Seller. Seller has undertaken such investigation as it has deemed necessary to enable it to make an informed and intelligent decision with respect to this Agreement and the transactions contemplated hereby and Buyer acknowledges that Seller has allowed Buyer such access as has been reasonably requested by Buyer to the personnel, properties, premises and records of Seller for this purpose. Buyer acknowledges that in entering into this Agreement, in acquiring the Assets, the Other Assets and the Shares and in consummating the other transactions contemplated herein, Buyer has relied solely upon its own investigation analysis and the representations and warranties contained in this Agreement.

     Section 4.6 Ability to Perform. At the Closing, Buyer will have available to Buyer sufficient funding to enable Buyer to consummate the purchase of the Assets from Seller and otherwise to perform all of Buyer's obligations under this Agreement.

     Section 4.7 Brokers, Etc. No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the subject matter of this Agreement.

     Section 4.8 Investment Intent. Buyer acknowledges that: (a) the Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"); (b) Buyer may not resell the Shares unless they are registered or exempt from registration; (c) Buyer is acquiring the Shares for its own account, for investment purposes only and not with a view toward their distribution; and (d) Buyer, to the best of its knowledge, has had full access to any and all information relating to the Foreign Entities, and, to the best of its knowledge, has had the opportunity to learn of all the developments in the Foreign Entities, their business and their affairs, and has made such investigation of and, to the best of its knowledge, has had access to any and all information relating to the Foreign Entities as Buyer, together with its advisors, has deemed necessary or appropriate for entering into this Agreement and carrying out the transactions contemplated hereby. Each Person proposed to be a Buyer's Nominee shall as a condition to becoming a Buyer's Nominee represent and warrant to, or agree with, Seller in writing that the representations, warranties and covenants set forth in this Article IV apply to it, with all references to "Buyer" being changed to be a reference to such Buyer's Nominee.

                                   ARTICLE V

                        FURTHER COVENANTS AND AGREEMENTS

     Section 5.1 Covenants of Seller Parties Pending the Closing. From the date hereof until the Closing, or termination of this Agreement in accordance with
Article VI hereof, except as required by orders of the U.S. Bankruptcy Court and any Canadian Bankruptcy Court entered sua sponte by such Court or on a motion made solely by a third party and without participation, support or cooperation in such motion by Seller or any Affiliate, and except as otherwise agreed to in writing by Buyer, Seller Parties shall and shall cause RGH, RI and RJI to:

     (a) not take or intentionally omit to take any action which would result in a breach of any of Seller Parties' representations and warranties hereunder in any material respect;

     (b) continue to maintain and service the physical assets used in the conduct of the Business consistently with past practice and not lease, license, pledge, encumber, sell or otherwise dispose of any Asset, Other Asset or asset of RGH, RI or RJI (or enter into any contract to do so in the future), except for sales or transfers of products and services made in the ordinary course of business and consistent with past practices;

     (c) promptly disclose to Buyer any information relating to Seller Parties' representations and warranties hereunder which, because of an event occurring after the date hereof, is incomplete or is no longer correct in any material respect as well as any material damage to or material loss of any of the material Assets, Other Assets or assets of RGH, RI or RJI;

     (d) use its reasonable efforts to cause all of the conditions to the obligations of Buyer under Article VII to be satisfied on or prior to the Closing Date and to obtain, prior to the Closing, in writing (copies of which shall be delivered to Buyer) all consents, waivers or approvals of all third parties and Governmental Entities which (i) is necessary for the consummation by Seller Parties of the transactions contemplated by this Agreement or (ii) notwithstanding Section 365 of the Bankruptcy Code is required by any contract or license of Seller Parties or any order to which Seller Parties, the Business or any of the Assets, Other Assets, or assets of RGH, RI or RJI is a party or subject on the Closing Date, and (x) which prohibits, or requires the waiver, consent or approval of any Person to, such transactions or (y) under which such transactions would, without such waiver, consent or approval, constitute a default under the provisions thereof;

     (e) cooperate with Buyer in Buyer's making reasonable arrangements to obtain licenses, Permits and certificates required to conduct the Business or own the Assets and the Other Assets commencing at the Closing;

     (f) provide Buyer's officers, employees, counsel, accountants and other representatives with reasonable access to, during normal business hours, the books, records and facilities of Seller, RGH, RI, RJI and, if applicable, Recoton and RCL (including all contracts and agreements set forth on the Disclosure Letter), make available to representatives of Buyer members of senior management of Seller, RGH, RI and RJI for reasonable periods of time to answer inquiries of such representatives with respect to Buyer's investigation of Seller, RGH, RI, RJI and the Business and permit such representatives of Buyer to consult with the officers, accountants and counsel of Seller, RGH, RI and RJI; provided that no such activities unreasonably interfere with normal operation of the Business;

     (g) (i) conduct the Business in substantially the same manner as conducted as of the date of this Agreement and only in the ordinary course, (ii) use commercially reasonable efforts (without any obligation to expend additional funds beyond those consistent with Seller's post-petition financing arrangements) to preserve the existing business organization and management of the Business intact, (iii) keep available the services of the current officers and employees of the Business to the extent reasonably feasible, (iv) maintain the existing relations with customers, distributors, suppliers, creditors, business partners, employees and others having business dealings with the Business to the extent reasonably feasible, and (v) refrain from (A) changing any of its product prices or pricing policies (e.g., discount policies) for any of its products except as shall be necessary to meet competition or meet customer requirements or (B) changing any of its product warranties or guarantees, to the end that the goodwill and ongoing business of the Business shall be materially unimpaired at the Closing Date;

     (h) preserve and protect the Acquired Intellectual Property and the Licensed Intellectual Property and maintain the books, records and accounts of the Business in the usual, regular and ordinary course of business on a basis consistent with Seller's, RGH's, RI's and RJI's past practice;

     (i) not modify, amend or terminate any leases, contracts or agreements of RGH, RI and RJI or relating to the Business or included in the Designated Contracts unless any such modification or amendment shall be to the benefit of the Business or waive, release or assign any material rights or Claims to the extent included in the Assets, the Other Assets, the Shares or the assets of RGH, RI or RJI, except in the ordinary course of business and consistent with past practice;

     (j) not permit any insurance policy naming Seller, RGH, RI or RJI as a beneficiary or a loss payable payee to be canceled or terminated without reasonable prior notice to Buyer;

     (k) not amend the articles of association or other organizational documents of RI, RJI or any of the companies or partnerships constituting RGH or alter through merger, liquidation, reorganization, restructuring or in any other fashion, the company or partnership structure or ownership of RI, RJI and any of the companies constituting RGH;

     (l) not issue, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares, partnership interests or other securities of RGH (except to the extent required by Section 5.16), RI or RJI, or any securities convertible into, or exchangeable for, any such shares, partnership interests or securities or amend the terms of any such securities or agreements outstanding on the date hereof;

     (m) not declare, set aside, make or pay any dividend or other distribution in respect of the shares, partnership interests or other securities of RGH, RI or RJI, or redeem, repurchase or otherwise acquire any of the shares, partnership interests or other securities of RGH, RI or RJI or split, combine or reclassify any shares, partnership interests or other securities of RGH, RI or RJI;

     (n) not transfer, sell, lease, license or dispose of any of the Assets, Other Assets or the assets of RGH, RI or RJI, unless in the ordinary course of business consistent with past practice, or provide for RGH, RI or RJI to acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of or by any other manner any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets in the ordinary course of business and consistent with past practices);

     (o) other than in the ordinary course of business, not provide for RGH, RI or RJI to (i) incur, assume, discharge, cancel or prepay any material indebtedness or other obligation or issue or sell any debt securities or rights to acquire any debt securities, or open or establish any letters of credit, (ii) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

     (p) not pledge or otherwise further encumber shares, partnership interests or other securities of RGH, RI or RJI or the LLC Interest (except to the extent that any new Shares are issued pursuant to Section 5.16 and pledged to Heller prior to the Closing Date pursuant to the DIP Loan Agreement, which shall be released at the Closing Date);

     (q) not further mortgage or pledge any of the Assets, the Other Assets, the LLC Interest (except to the extent that the LLC Interest is pledged to Heller prior to the Closing Date pursuant to the DIP Loan Agreement, which shall be released at the Closing Date), the Shares (except to the extent that any new Shares are issued pursuant to Section 5.16 and pledged to Heller prior to the Closing Date pursuant to the DIP Loan Agreement, which shall be released at the Closing Date)or the assets of RGH, RI or RJI, or permit to exist any Lien, other than Permitted Encumbrances or encumbrances approved by the Bankruptcy Court or the Canadian Bankruptcy Court, upon any such assets or shares or interests;

     (r) not (i) change any method of Tax accounting, (ii) make or revoke any election related to Taxes, or (iii) settle or compromise any audit or court proceeding related to Taxes, in each case which could affect either the Tax Liability of the Foreign Entities or the Tax liability related to the Purchased Assets;

     (s) cause all amounts relating to any Indebtedness of any Foreign Entity to be paid in the ordinary course as they become due and payable; and

     (t) Seller Parties shall not open or establish any letters of credit or similar instruments, or amend (other than to terminate) or increase the amount of any existing letters of credit or similar instruments.

     Section 5.2 Covenants of Buyer Pending the Closing. Pending the Closing and prior to the termination of this Agreement, and except as otherwise agreed to in writing by Seller, Buyer shall:

     (a) not take or intentionally omit to take any action which would result in a breach of any of Buyer's representations and warranties hereunder in any material respect;

     (b) have available, as of the Closing Date, sufficient funding to enable Buyer to consummate the purchase of the Assets from Seller, and Interim Receiver and otherwise to perform all of Buyer's obligations under this Agreement;

     (c) use its reasonable efforts to cause all of the conditions to the obligations of Seller and Interim Receiver under Article VIII to be satisfied on or prior to the Closing Date and to obtain, prior to the Closing, all consents of all third parties and Governmental Entities necessary for the consummation by Buyer of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Seller or Interim Receiver, as applicable, at or prior to the Closing; and

     (d) promptly disclose to Seller and Interim Receiver any information relating to Buyer's representations and warranties hereunder which, because of an event occurring after the date, is incomplete or is no longer correct in any material respect.

     Section 5.3 Filings. Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdictions to the extent that such filings are necessary to consummate the transactions contemplated hereby and will use its reasonable efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

     Section 5.4 Remittance of Accounts Receivable. Seller Parties and Interim Receiver agree that from and after the Closing Date, Buyer shall have the right and authority to collect for its own account all accounts receivable and royalties receivable that are included in the Assets and the Other Assets and to endorse with the name of any Seller Party any checks or drafts received with respect to any such accounts receivable or royalties receivable. Seller Parties also agree that they shall promptly deliver or cause to be promptly delivered to Buyer any cash or other property received directly or indirectly by any Seller Party or any Affiliate thereof with respect to any such accounts receivable or royalties receivable, including any amounts collected as interest. For the avoidance of doubt, the parties hereto acknowledge that, in compliance with applicable German law, only RGH, or its subsidiaries, as the case may be, may collect accounts receivables due to such entity.

     Section 5.5 Effective Time of Closing. The Closing shall be effective for all purposes as of the opening of business on the Closing Date and the books and records of Seller, RGH, RI, RJI and the Business shall be closed appropriately to reflect the effective time of the Closing.

     Section 5.6 Announcements. Except as expressly contemplated by this Agreement, at all times on or before the Closing Date, the parties will mutually agree as to the time, form and content before issuing any press releases or otherwise making any public statements or statements to third parties with respect to transactions contemplated hereby and shall not issue any press release or, except as necessary to perform their respective obligations hereunder, discuss the transactions contemplated hereby with any third party prior to reaching mutual agreement with respect thereto, except as may be required by law or rules of any stock exchange or trading market on which the securities of such party or its Affiliate are traded or quoted. Notwithstanding the foregoing, if prior to the Closing any party hereto or any Affiliate of such party is required by law, the Canadian Bankruptcy Court, the Securities Exchange Commission or the rules of any stock exchange or trading market on which the securities of such party or its Affiliate are traded or quoted to make a statement with respect to the transactions contemplated herein, such party shall notify in writing the other party hereto as to the time, form and content of such statement, and, to the extent practicable, consult with the other party before issuing, and provide the other party with an opportunity to review and comment upon, any such statement.

     Section 5.7 Costs and Expenses. Except as otherwise provided in Section 6.3, whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own costs and expenses (including legal fees, consultant fees and expenses) incurred in connection with due diligence reviews, the preparation, negotiation and execution of this Agreement and all other agreements, certificates, instruments and documents delivered hereunder, and all other matters relating to the transactions contemplated hereby; provided, however, that all of such expenses incurred by any of the Foreign Entities shall be borne by the Foreign Entities. The filing fee relating to any notification or report form required under the HSR Act for the transactions contemplated hereby, if appropriate, shall be paid by Buyer. The cost for filings under Foreign Antitrust Laws and applicable notarial fees shall be paid by Buyer.

     Section 5.8 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and give effect to the transactions contemplated hereby. In furtherance of the foregoing, in the event that a party discovers that any asset used or held for use in the Transferred Business, excluding any Excluded Assets, Licensed Intellectual Property or assets owned by any Foreign Entity, is owned by an Affiliate of Recoton which is not a company constituting Seller, Seller Parties shall take all necessary and appropriate actions to cause such Affiliate to effect the transfer of such assets to Buyer as soon as practicable after such discovery.

     Section 5.9 Cooperation and Preservation of Records. (a) The parties will exercise their best efforts to cooperate with each other after the Closing to provide each other with reasonable information relating to the Business. From and after the Closing Date, all books, records and documents of Seller not acquired by Buyer or which were not delivered to Buyer as a result of the consummation of the transactions contemplated by this Agreement that relate to or arise from the Business, the Assets or the Licensed Intellectual Property shall, to the extent reasonably practicable and within applicable legal limits, be available during regular business hours, upon reasonable notice, to the officers, attorneys, accountants and other authorized representatives of Buyer. Buyer shall have the right to make copies of all such records (at its own expense). From and after the Closing Date, all records of the Business acquired by Buyer shall be available to Seller during regular business hours, upon reasonable notice, to the officers, attorneys, accountants and other authorized representatives of Seller in the event Seller needs such records for purposes of its financial reporting, the preparation or filing of tax returns or in connection with any investigation of Seller by a Governmental Authority. Seller shall have the right to make copies of all such records (at its own expense). Subject to the following and to Seller's continued corporate existence and reasonable ability to perform at no material cost to Seller, Seller shall, for a period of at least six years from and after the Closing Date, maintain and preserve all such books, records and documents not acquired by Buyer. If upon or prior to the end of such six years Seller desires to transfer, destroy, abandon or otherwise dispose of any such books, records and documents, Seller shall give Buyer not less than 60 days' prior written notice specifying the categories of such books, records and documents desired to be so transferred, destroyed, abandoned or otherwise disposed of and shall give Buyer reasonable access to inspect such books, records and documents, and Buyer shall have the right, but not the obligation, to copy or remove, at its expense, any books, records and documents covered by such notice it may desire to retain. Any books, records and documents not removed within 120 days after the date of the mailing of the notice to Buyer by Seller may be disposed of, without further obligation to Seller under this subparagraph (a). Buyer shall for a period of at least six years from and after the Closing Date, maintain and preserve all records of the Business acquired by Buyer. If upon or prior to the end of such six years Buyer desires to transfer, destroy, abandon or otherwise dispose of any such records or to terminate its corporate existence, Buyer shall give Seller not less than 60 days' prior written notice specifying the categories desired to be so transferred, destroyed, abandoned or otherwise disposed of and shall give Seller reasonable access to inspect such records, and Seller shall have the right to copy or remove, at its expense, any records covered by such notice it may desire to retain, subject to legal limits. Any records not removed within 120 days after the date of the mailing of the notice to Seller by Buyer may be disposed of, without further obligation to Seller under this subparagraph (a). Notwithstanding the foregoing, Seller shall have no obligation under this
Section 5.9 after it is liquidated in the U.S. Bankruptcy Cases and the Canadian Bankruptcy Case.

     (b) If Seller or Interim Receiver is required to defend any action, suit or proceeding arising out of a claim pertaining to the Business which involves actions or events occurring prior to the Closing Date, Buyer shall provide assistance and cooperation to Seller or Interim Receiver, including witnesses and documentary or other evidence, as may reasonably be requested by Seller or Interim Receiver in connection with its defense. Seller or Interim Receiver shall reimburse Buyer for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred in providing such assistance and cooperation.

     Section 5.10 Limitation of Liabilities. From and after the Closing Date, except as expressly provided for in the Sale Order or this Agreement, no member of the Recoton Group shall have any obligation or liability with respect to the Assumed Liabilities or other Liabilities arising out of the operation of the Business or the Assets or the Other Assets after the Closing Date, including, without limitation, obligations or Liabilities for any deductibles with respect to any insurance policies (including, without limitation, any arrangement between Seller, on the one hand, and any member of the Recoton Group, on the other hand, with respect to self-insurance) to the extent such deductibles relate to the Assumed Liabilities or other Liabilities which arise out of the operation of the Business or the Assets or the Other Assets after the Closing Date, and obligations or Liabilities under any guaranties by any member of the Recoton Group to the extent such guaranties relate to the Assumed Liabilities or obligations and Liabilities of the Business which arise out of the operation of the Business or the Assets or the Other Assets after the Closing Date. Buyer shall cooperate with the Retained Group, both before and after the Closing Date, by taking all actions which Seller shall request to effect the termination of any Retained Group guaranty, obligation or liability to the extent such guaranty, obligation or liability relates to RGH, RI, RJI or the Assumed Liabilities or obligations and Liabilities of the Business which arise out of the operation of the Business or the Assets or the Other Assets after the Closing Date.

     Section 5.11 Employees and Employee Benefit Plans. (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by the Transferred Business or Seller who are employed exclusively by Seller or the Transferred Business, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

     (b) Employment of Active Employees by Buyer.

          (i) Except with respect to employees whose employment relationship is subject to foreign law, Buyer is not obligated to hire any Active Employee but may interview all Active Employees. Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees") and shall inform Seller promptly after the making of such determination of the identities of those Active Employees to whom it will not make employment offers. Subject to legal requirements, Buyer will have reasonable access to the facilities and personnel records (including performance appraisals, disciplinary actions, grievances and medical records) of Seller and the Business for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees.

          (ii) It is understood and agreed that (a) Buyer's expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (b) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and legal requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

     (c) Salaries and Benefits.

          (i) Buyer shall not be responsible for the payment of (a) any wages and other remuneration due to Hired Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, and (b) if applicable, any vacation pay earned prior to the Closing Date and any termination or severance payments. Buyer shall provide medical coverage as of the Closing Date for Hired Active Employees or be responsible for the cost of any health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA applicable to Hired Active Employees. In addition, Buyer shall provide health plan continuation coverage in accordance with the requirements of COBRA for the employees and former employees of the Transferred Business to the extent required by law.

          (ii) Buyer shall not be liable for any claims made or incurred by Hired Active Employees and their beneficiaries through the Closing Date under any Employee Benefit Plans or other employee plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

     (d) Seller's Savings Plans. If it does not already have one, Buyer or its Affiliate shall promptly (and in any event within four months after the Closing) adopt a defined contribution Section 401(k) plan (the "Buyer's Plan") intended to be qualified under Section 401(a) of the Code as soon as administratively practicable after the Closing Date. Seller shall transfer (in accordance with the requirements of Section 414(l) of the Code) the account balances of Hired Active Employees held in the Recoton Savings Plan (the "Seller Savings Plan") to Buyer's Plan as soon as administratively practicable after Buyer has informed Seller that Buyer's Plan has been adopted. Seller and Buyer shall use all reasonable efforts to effect any such transfer of assets in a timely manner.

     (e) General Employee Provisions.

          (i) Seller and Buyer shall give any notices required by legal requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 5.11 as may be necessary to carry out the arrangements described in this Section 5.11.

          (ii) If any of the arrangements described in this Section 5.11 are determined by the Internal Revenue Service or other governmental body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

          (iii) Seller shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

          (iv) Buyer shall not have any responsibility, Liability or obligation, whether to Active Employees, former employees of Seller or the Transferred Business, their beneficiaries or to any other Person, with respect to the Employee Benefit Plans or any other employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension, except as otherwise required by law) maintained by Seller or any of its Affiliates. Seller shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Buyer.

          (v) Seller Parties shall retain, and be solely responsible for, any Liability of Seller or the Transferred Business with respect to any Active Employee or other current or former employee of Seller or the Transferred Business that is not a Hired Active Employee.

     (f) Buyer has entered into discussions with Robert L. Borchardt, Recoton's President, Chairman and Chief Executive Officer, regarding the possibility of Mr. Borchardt becoming an employee of or consultant of Buyer or an Affiliate of Buyer. The discussions, thus far, have been preliminary in nature and content. To the extent that the discussions progress and the terms under which Buyer or any Affiliate of Buyer will offer employment or a consultancy to Mr. Borchardt are agreed upon, Buyer shall submit such terms of employment to the Bankruptcy Court. As a result of these discussions, Mr. Borchardt has not been involved, in any manner, in the negotiations between Seller Parties and Buyer regarding this Agreement.

     Section 5.12 [INTENTIONALLY OMITTED]

     Section 5.13 Packaging and Product Literature. Seller Parties (subject to the sentence at the end of this section with respect to RCL) hereby grant to Buyer, RGH, RI, RJI and their respective subsidiaries (and their transferees) a non-exclusive, limited license to any of Seller Parties' Trademarks not included in the Acquired Intellectual Property or Licensed Intellectual Property and any address or phone or fax number of any Seller Party or any subsidiaries of Seller Party such and to the extent and in the same manner as such Trademarks, address or phone or fax number appear on any packaging or literature (including instructions) solely for use with such packaging and literature in the inventory of or on order by Seller on the Closing Date, which such packaging shall in no case be used without stickering with correct information more than six months after the Closing. If any Seller Party or any of their subsidiaries receive any enquires regarding products sold by Buyer, such enquires shall be promptly forwarded on to Buyer and Buyer shall acknowledge and handle such enquiries. With respect to RCL, such license shall be deemed granted as of the Closing Date. .

     Section 5.14 Further Assurances and Services. (a) The parties shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall
(a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

     (b) If so requested by Buyer, and to the extent that Recoton is reasonably capable of doing so at no material cost to it or its Affiliates and without interference to its business or the administration of the U.S. Bankruptcy Cases or the Canadian Bankruptcy Case, Recoton shall provide, or cause its Affiliates to provide, to Buyer the services set forth on Exhibit L (the "Transition Services") until the dates set forth in such exhibit but in no event beyond three months following the Closing Date. Subject to the foregoing, the Transition Services will be provided in the manner, to the standards, and at a relative level of service reasonably consistent in all material respects with the provision of the Transition Services by Recoton or its Affiliates to or for the benefit of Seller immediately prior to the Closing Date. Recoton will be compensated for the Transition Services at the actual, direct costs therefore (without allocation of corporate overhead) and will be reimbursed for reasonable out-of-pocket third party expenses reasonably necessary, in light of past practices, to perform the Transition Services incurred in connection with providing such Transition Services. Seller shall deliver an invoice weekly to Buyer detailing the Transition Services requested by Buyer and the actual, direct costs and third party expenses related to such Transition Services with such detail and back-up as Buyer may reasonably request. Payment on such invoice shall be made by Buyer to Seller within seven (7) days of such invoice.

     Section 5.15 Distributions in the Ordinary Course. Notwithstanding any other provision of this Agreement to the contrary (except as otherwise provided in this Section 5.15), from and after the date hereof, Seller shall be entitled to declare and pay dividends and make other distributions (including, without limitation, distributions of cash), other than distributions of inventory or Assets, to its parent corporation, in the ordinary course of the business of the Recoton Group, consistent with past practice; provided that Seller will not effect any non-cash distributions or dividends if, individually or in the aggregate, such distribution would be reasonably likely to cause Seller Parties to fail to perform any of their agreements or covenants contained in this Agreement or breach any of their representations or warranties contained in this Agreement.

     Section 5.16 Release of Liens; Obtaining of Consents. All Indebtedness of Seller Parties or the Foreign Entities (the "Recoton Debt") is set forth in
Section 5.16 of the Disclosure Letter. All Recoton Debt secured by Liens on certain of the Assets, the Other Assets, the Shares and the assets of the Foreign Entities, is set forth in Section 5.16 of the Disclosure Letter (the "Security Interest"). Pursuant to and by virtue of the Sale Order and the Canadian Sale Order, the Security Interest (to the extent it relates to the Purchased Assets) will be discharged. On or prior to the Closing Date, Seller Parties shall obtain confirmatory releases of such Assets, Other Assets, Shares from the Security Interest and all Liens; provided, however, that, with respect to the releases of Liens on assets, Buyer acknowledges that Seller Parties shall have fulfilled their obligations under this Section 5.16(a) as long as Seller delivers to Buyer at the Closing all documents necessary to accomplish such valid releases upon the recording thereof in the appropriate office(s). Each of Seller Parties (other than RCL) agrees to cure all defaults of Seller Parties (other than RCL) under the Designated Contracts arising or accruing prior to the entry of the Closing Date (without giving effect to any acceleration clauses or any default provisions in such contracts of a kind specified in section 365(b)(2) of the Bankruptcy Code), such that Buyer shall have no Liability with respect to any default or obligation arising or accruing prior to the Closing Date, except as may otherwise be specifically agreed as set forth in this Agreement. Section 5.16 of the Disclosure Letter also sets forth all guarantee obligations of any Foreign Entity relating to any portion of the Recoton Debt except for the German Debt.

     Section 5.17 Submission for Court Approval. (a) Within two Business Days after the date of this Agreement, Seller Parties or Interim Receiver, as applicable, shall file with the Bankruptcy Court or the Canadian Bankruptcy Court a copy of this Agreement which shall have attached as an exhibit a proposed Sale Order, or the Canadian Sale Order all in form and substance reasonably satisfactory to Buyer and any required motions, seeking the Bankruptcy Court's or the Canadian Bankruptcy Court's, as applicable, approval of (i) this Agreement, the performance of Seller Parties or Interim Receiver hereunder, the sale of the Assets and the Other Assets free and clear of all Liens and Claims, the assumption and assignment of the Designated Contracts and the assumption of the Assumed Liabilities by Buyer.

     (b) Seller Parties shall provide Buyer with copies of any and all motions, applications, pleadings, schedules, statements, reports and other papers (including exhibits and supporting documentation) filed by or on behalf of any of Seller Parties or any of their respective Affiliates in the Bankruptcy Cases (including forms of orders and notices to interested parties) related in any way to the Assets and the Other Assets or this Agreement at least one (1) Business Day prior to the filing thereof in the Bankruptcy Cases.

     (c) Seller Parties or Interim Receiver shall provide appropriate notice, and provide appropriate opportunity to be heard, to Buyer and to all entitled parties, of all motions, orders, hearings or other proceedings relating to this Agreement or the transactions contemplated hereby and in such manner as the Bankruptcy Court or Canadian Bankruptcy Court shall direct, and to such additional Persons as Buyer reasonably requests.

     (d) At all times Seller Parties shall use commercially reasonable efforts to obtain the timely approval of the Sale Order by the Bankruptcy Court and the Canadian Sale Order by the Canadian Bankruptcy Court.

     Section 5.18 Use of Recoton Name. Promptly after the Closing, Buyer shall cause Recoton German Holdings GmbH and Recoton Audio Produkte GmbH to change their names to not including the word RECOTON and to provide evidence of such name change to Seller.

     Section 5.19 Intercompany Accounts. Prior to the Closing, Seller Parties (other than RCL) shall cause the elimination of all intercompany payables and intercompany receivables (including loans) by and between Seller Parties (other than RCL) and their respective Affiliates on the one hand, and the Foreign Entities on the other hand, including, without limitation, any loans by Recoton or its Affiliates other than the Foreign Entities to RG Holdings (the "German Loan"). Seller Parties shall determine the method by which such intercompany accounts are eliminated including but not limited to elimination by means of settlement, setoff or capital contributions, subject to the approval of Buyer, such approval not to be unreasonably withheld or delayed. Buyer hereby is deemed to have approved the debt cancellation and contribution agreement, substantially in the form attached hereto as Exhibit M, to be executed by Recoton and certain of the Foreign Entities pursuant to which, among other things, certain intercompany debt owed by such Foreign Entities to Recoton shall be converted into equity. Such elimination of intercompany accounts shall be in satisfaction of all amounts owed by the Foreign Entities to Seller Parties (other than RCL) and their respective Affiliates and all amounts owed by Seller Parties (other than RCL) and their respective Affiliates to the Foreign Entities in respect of such intercompany payables and intercompany receivables. Seller Parties represent and warrant that there are no intercompany payables and intercompany receivables by and between RCL on the one hand and the Foreign Entities on the other hand as of the date hereof and as of the Closing.

     Section 5.20 Tax Matters.

     (a) Buyer shall not be required to pay or cause to be paid (i) any Taxes with respect to the Assets and the Other Assets (the "Purchased Assets") that relate to any taxable period ending on or before the Closing Date (including for any portion of a Straddle Period ending on the Closing Date), and (ii) any Transfer Taxes required to be paid by Seller as set forth in Section 2.6.

     (b) Except as otherwise provided in this Section 5.20, Seller Parties shall prepare and file (or cause to be prepared and filed) all Tax Returns with respect to the Purchased Assets for all taxable periods that end on or before the Closing Date in accordance with applicable law. Buyer shall file all other Tax Returns, including Tax Returns (i) required to be filed with respect to the Purchased Assets that are imposed on a periodic basis for any taxable period that includes, but does not end on, the Closing Date (a "Straddle Period") and
(ii) required to be filed by the Foreign Entities and any of their subsidiaries. Seller Parties will timely provide, or cause to be provided, all information reasonably required by Buyer in connection with the preparation and filing of such Tax Returns.

     (c) Buyer shall have the exclusive right to control any Tax audit or administrative proceeding relating to (i) Taxes with respect to the Purchased Assets for taxable periods ending after the Closing Date (including any Straddle Periods) and (ii) Taxes of the Foreign Entities and their subsidiaries and Affiliates.

     (d) Buyer shall have the right to make the Election provided by Section 338 of the Code and Section 1.338-1 of the Treasury Regulations and any comparable election under state or local law (collectively, the "Election") for each of RG Holdings and RI. In the event Buyer exercises its right to make the Election,
(i) Buyer and Seller Parties shall cooperate with each other to take all actions necessary and appropriate, including filing such additional forms, returns, elections, schedules and other documents as may be required to effect and preserve a timely Election in accordance with the provisions of Section 338 of the Code and Section 1.338-1 of the Treasury Regulations (or any comparable provisions of state or local tax law) or any successor provisions, and (ii) Seller Parties and Buyer shall report the purchase by Buyer of the shares of RG Holdings and RI pursuant to this Agreement consistent with the Election and shall take no position inconsistent therewith in any Tax Return, any proceeding before any Tax authority or otherwise.

     (e) Notwithstanding any provision in this Agreement to the contrary, Seller Parties, to the extent reasonably practicable, and Buyer shall reasonably cooperate, and shall cause their respective Affiliates and such parties' respective directors, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

     (f) To the extent provided in the Sale Order, in accordance with Section 1146(c) of the Bankruptcy Code, the instruments transferring the Assets and the Other Assets to Buyer shall contain the following endorsement:

          "Because this instrument has been authorized pursuant to Order of the United States Bankruptcy Court for the Southern District of New York relating to a chapter 11 plan of the grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. ss.1146(c)." Section 5.21 Trademark Holding Company. Prior to the earlier to occur of (i) consummation of the sale of the accessories business of Recoton and its Affiliates, or (ii) the Closing, Seller shall complete the transactions contemplated by the Trademark Holding Company Term Sheet. Seller shall consult with Buyer prior to taking any action with respect thereto and shall provide Buyer with drafts of all documents, agreements, instruments and filings (including court filings) a reasonable period of time prior to finalizing such documents and such documents, agreements, instruments and filings shall be satisfactory to Buyer in its sole discretion. Seller will include in any agreements with respect to the sale of the accessories business (or the trademarks used therein) covenants and closing conditions requiring that the actions contemplated by the Trademark Holding Company Term Sheet must occur and be complete prior to the consummation of any such transaction.

     Section 5.22 Insurance. Notwithstanding anything to the contrary contained in this Agreement, in the event Buyer so requests, Seller agrees, as long as it is reasonably capable of doing so and at Buyer's cost, to pursue any claims for insurance that may arise after the Closing Date, related to the Business in connection with matters arising prior to the Closing Date, and to remit any proceeds received in connection therewith to Buyer without additional consideration from Buyer. In the event that Seller is not reasonably capable of pursuing any such claim for insurance, then Seller hereby assigns, effective as of the Closing, all of its right, title and interest to such claim to Buyer and authorizes Buyer to pursue such claim in Seller's name and stead.

     Section 5.23 General Release and Waiver.

     (a) Except as expressly set forth in this Section 5.23, upon the Closing hereof, each of Seller Parties with the exception of RCL (on behalf of themselves and their controlled Affiliates, successors, and assigns) and their respective Estates (collectively, the "Releasing Parties") hereby releases, remises and acquits Buyer, the Foreign Entities, and all of their respective Affiliates, successors and assigns (collectively, the "Released Parties") from any and all Claims, known or unknown, which such Releasing Parties have or may have against any of the Released Parties and any and all Liabilities which any of the Released Parties may have to such Releasing Parties, in each case arising on or prior to the Closing Date, whether denominated claims, counter-claims, setoffs, recoupment, demands, causes of action, obligations, damages or liabilities arising from any and all bases and any claims that were or could have been brought under Chapter 5 of the Bankruptcy Code that each of the Releasing Parties has or may have; provided, however, that the release by the Releasing Parties hereunder of Buyer or any of its Affiliates (other than the Foreign Entities) shall be limited to Claims of a Releasing Party against Buyer or any of its Affiliates (other than the Foreign Entities and their subsidiaries) to the extent that such Claims relate to the Foreign Entities and their subsidiaries. Each of the Releasing Parties further agrees that such Releasing Party will not assert, prosecute or file or permit to be asserted, prosecuted or filed on such Releasing Party's behalf any such released Claim. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, compensatory damages, or punitive damages. This release shall not apply to any Claims that any of the Releasing Parties may have against any Released Party arising from, relating to or in connection with, Buyer's obligations pursuant to this Agreement.

     (b) Each of the parties hereto acknowledges that their respective agreements hereunder are being provided in consideration of the release contained in this Section 5.23 and that they may not otherwise be entitled to certain of the benefits described herein. Each of the parties hereto agrees not to make any Claim or take any position inconsistent with such releases.

     (c) Except as expressly set forth in this Section 5.23, each of the Foreign Entities (on behalf of themselves and their controlled Affiliates, successors and assigns) (collectively, the "Foreign Entity Releasing Parties") hereby releases, remises and acquits each of Seller Parties (with the exception of RCL) and their respective Estates (collectively, the "Debtor Released Parties") from any and all Claims which each of such Foreign Entity Releasing Parties has or may have against any of the Debtor Released Parties arising on or prior to the Closing Date. This release is for any relief no matter how denominated, including, but not limited to, injunctive relief, compensatory damages, or punitive damages.

     (d) Notwithstanding anything in the foregoing to the contrary, none of the Foreign Entity Releasing Parties is releasing RCL and RCL is not releasing any of the Foreign Entity Releasing Parties.

     Section 5.24 Qualified Bid. Seller Parties have determined that this Agreement is a Qualified Bid that is accepted as a Stalking Horse Bid (as defined in the Bidding Procedures Order).

                                   ARTICLE VI

                                   TERMINATION

     Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written agreement executed by Seller and Buyer;

     (b) by Seller at any time after June 30, 2003 if the Closing shall not have occurred because any of the conditions set forth in Article VIII have not been fulfilled or waived unless such fulfillment has been frustrated or made impossible by any act or failure to act by Seller; provided, however, that such date shall be further extended to July 15, 2003 if the premerger waiting period or any other waiting or notice period under the HSR Act or Foreign Antitrust Laws has not expired or been terminated;

     (c) by Buyer at any time after June 30, 2003 if the Closing shall not have occurred because any of the conditions set forth in Article VII have not been fulfilled or waived unless such fulfillment has been frustrated or made impossible by any act or failure to act by Buyer; provided, however, that such date shall be further extended to July 15, 2003 if the premerger waiting period or any other waiting or notice period under the HSR Act or Foreign Antitrust Laws has not expired or been terminated, and the required letter from the German Federal Cartel Office has not been obtained or deemed to have been obtained;

     (d) by Seller or Buyer, if any Governmental Entity shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transfer of any of the Shares or all or a material portion of the Assets and the Other Assets contemplated hereby;

     (e) by Seller if the Board of Directors of Seller determines in good faith, after consultation with outside counsel, that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties;

     (f) by Buyer, if there has been a material violation or breach by any Seller Party, of any agreement or, subject to Section 7.2, any representation or warranty contained in this Agreement which (i) has rendered the satisfaction of any condition to the obligations of Buyer impossible or is not curable or, if curable, has not been cured within 15 days following receipt by Seller of notice of such breach from Buyer, and (ii) has not been waived by Buyer; provided, however, that following the Auction, Buyer may terminate for breach only if such breach has caused a negative economic effect on the Assets or the Business of at least $750,000, as determined by Buyer in Buyer's reasonable judgment.

     (g) by Seller, if there has been a material violation or breach by Buyer of any agreement, representation or warranty contained in this Agreement which (i) has rendered the satisfaction of any condition to the obligations of Seller impossible or is not curable or, if curable, has not been cured within 15 days following receipt by Buyer of notice of such breach from Seller, and (ii) has not been waived by Seller;

     (h) by Buyer, if the U.S. Bankruptcy Court has not entered the Sale Order by June 4, 2003 (or such later date as Buyer may have designated in writing to Seller) or such Sale Order has not become a Final Order by June 16, 2003 (or such later date as Buyer may designate in writing to Seller) and the U.S. Bankruptcy Court has not entered the Designated Contracts Order by June 11, 2003 (or such later date as Buyer may have designated in writing to Seller) and such Designated Contract Order has not become a Final Order by June 23, 2003 (or such later date as Buyer may designate in writing to Seller);

     (i) by Buyer, if the Canadian Bankruptcy Court has not entered the Canadian Sale Order by June 13, 2003 (or such later date as Buyer may have designated in writing to Seller) or such Canadian Sale Order has not become the Canadian equivalent of a Final Order by June 30, 2003 (or such later date as Buyer may designate in writing to Seller);

     (j) by Buyer, on the one hand, or Seller Parties, on the other hand, if Seller Parties shall have accepted the bid of any Person other than Buyer as the highest or best offer for any or all of the Assets and Other Assets, or in the event that Seller Parties submits an Alternate Transaction to the U.S. Bankruptcy Court or the U.S. Bankruptcy Court approves an Alternate Transaction; or

     (k) by Buyer, if any of Seller Parties' or RJI's Bankruptcy Cases shall be converted into a case under Chapter 7 of the Bankruptcy Code or dismissed.

     Section 6.2 Procedure and Effect of Termination. If a party hereto elects to terminate this Agreement pursuant to Section 6.1, written notice thereof shall forthwith be given to the other parties hereto and the Interim Receiver and this Agreement (other than Sections 5.6, 5.7, 6.3 and 6.4 and as provided in paragraph (b) below) shall terminate and the transactions contemplated hereby shall be abandoned without further action by the parties hereto. If this Agreement is terminated as provided herein:

     (a) all information received by Buyer with respect to the Business, the Recoton Group or the Debtors shall be held subject to and returned or destroyed in accordance with the terms of the Confidentiality Agreement, which agreement shall continue to be in full force and effect notwithstanding the termination of this Agreement and all copies of such information in Buyer's possession or in the possession of any of its representatives shall be returned to Seller or destroyed by Buyer;

     (b)  except  as  otherwise  expressly  provided  in  this  Agreement,   any
termination pursuant to Section 6.1 shall not relieve any party from any Liability for any material breach prior to such termination; and

     (c) all  filings,  applications  and other  submissions  made  pursuant  to
Section 5.3 or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

     Section 6.3 Termination Fee and Expense Reimbursement.

     (a) If this  Agreement is terminated  pursuant to Section  6.1(e),  (f), or
(j), Seller Parties shall pay the Termination Fee and Expense Reimbursement to Buyer in immediately available funds upon the earlier to occur of the closing of an Alternate Transaction or confirmation of a plan of reorganization or liquidation, conversion or dismissal of the U.S. Bankruptcy Cases; provided, however that the Expense Reimbursement but not the Termination Fee shall be payable in the event of a liquidation, conversion or dismissal of the U.S. Bankruptcy Cases. If this Agreement is terminated under Section 6.1(c), (d) (but not in the case of termination due to failure to obtain any approvals or clearances required under Foreign Antitrust Laws), (h) or (i), Seller Parties shall pay the Termination Fee and Expense Reimbursement in immediately available funds upon the closing of an Alternate Transaction; provided, however, that notwithstanding any other provision of this Agreement, if this Agreement is terminated pursuant to Section 6.1 (d) and the Governmental Entity referred to in such Section is a Person other than the Bankruptcy Court, Seller Parties shall not pay, and Buyer shall not be entitled to receive, the Termination Fee or the Expense Reimbursement. The Termination Fee and Expense Reimbursement shall be paid as an administrative expense of Seller Parties pursuant to Section 503(b) of the Bankruptcy Code; provided, however, if (i) this Agreement is terminated pursuant to Section 6.1(j) because Seller Parties accepts a Qualified Bid, and (ii) the Alternate Transaction effecting such Qualified Bid closes, then the Termination Fee and Expense Reimbursement will also be payable out of Seller Parties' cash or other collateral securing Seller Parties' obligations to its senior secured lenders (prior to any recovery by such lenders) pursuant to
Section 364(c)(1) of the Bankruptcy Code.

     (b) Seller Parties hereby acknowledge that the Termination Fee and Expense Reimbursement shall survive termination of this Agreement and Seller Parties shall obtain Agent's consent to the priority of such Termination Fee and Expense Reimbursement in respect of its collateral on the terms set forth above on or prior to the date of entry of the Bidding Procedures Order. .

     (c) Notwithstanding anything in the foregoing to the contrary, no Termination Fee or Expense Reimbursement shall be due if Buyer terminates this Agreement for failure of satisfaction of the conditions set forth in Section 7.14.

                                  ARTICLE VII

                      CONDITIONS TO THE BUYER'S OBLIGATIONS

     Each and every obligation of Buyer to consummate the transactions described in this Agreement shall be subject to the fulfillment (or, with respect to any obligation other than Bankruptcy Court approval of the Bidding Procedures Order and Sale Order, and Canadian Bankruptcy Court approval of the Canadian Sale Order, waiver by Buyer), on or before the Closing Date, of the following conditions precedent:

     Section 7.1 Seller's Closing Deliveries. Seller Parties (other than RCL) shall have delivered, or caused to be delivered, to Buyer at the Closing each of the following:

     (a) the Bill of Sale and  Assignment  and  Assumption of  Liabilities,  the
Intellectual  Property   Assignments,   together  with  any  necessary  transfer
declarations or filings, executed by Seller Parties, as applicable;

     (b) an escrow agreement substantially in the form set forth in Exhibit N (the "Adjustment Escrow Agreement"), executed by Seller Parties;

     (c) [INTENTIONALLY OMITTED]

     (d) possession of the Assets and the Other Assets;

     (e) a copy of the Certificate of Incorporation of each of the companies constituting Seller Parties (or functionally equivalent documentation with respect to the Foreign Entities) as in effect on the Closing Date;

     (f) a certificate of good standing with respect to each of the companies constituting Seller Parties issued by the Secretary of State of its state of incorporation dated no more than five days prior to the Closing Date (or functionally equivalent documentation, if any, with respect to the Foreign Entities);

     (g) a copy of the By-Laws of each of the companies constituting Seller Parties (or functionally equivalent documentation with respect to the Foreign Entities) which shall be certified to be accurate and complete as of the Closing Date by the Secretary or an Assistant Secretary of such company;

     (h) valid and binding consents of all Persons whose consent or approval is required to be set forth in Section 3.3 of the Disclosure Letter, other than those which, if not obtained, individually or in the aggregate, have not had, and would not reasonably be likely to have, a Material Adverse Effect (it being understood that the failure to obtain the consent related to the agreement with Logitech to the extent that consent to such license is required under the terms of such agreement shall be considered for this purposes as a Material Adverse Effect unless otherwise waived by Buyer);

     (i) a certified copy of the resolutions of the Board of Directors and, other than for Recoton, the stockholders of each of the companies constituting Seller Parties authorizing the execution, delivery and performance of this Agreement and the applicable Seller Ancillary Documents;

     (j) the certificates referenced in Sections 7.2 and 7.3;

     (k) a certified copy of the Sale Order;

     (l) a notarized agreement on the transfer of the German Shares to Buyer, substantially in the form of Exhibit J-1 duly executed by RIH and a Quota Transfer Deed with respect to the Italian Quota substantially in the form of Exhibit J-2 duly executed by RIH; provided, however, in case of inconsistency between a provision of the Quota Transfer Deed and this Agreement, the latter shall prevail;

     (m) the License Agreement executed by the Trademark Holding Company;

     (n) certificates representing the LLC Interest, duly endorsed for transfer to Buyer;

     (o) stock powers or other reasonably equivalent instruments of transfers for the Shares;

     (p) the minute book (containing all shareholder and director resolutions and consents) and shareholders register of RJI; and

     (q) any other documents reasonably requested by Buyer in order to effect the transfer at the Closing of the Shares, the LLC Interest, the Assets and the Other Assets.

     Section 7.1A Interim Receiver's Closing Deliveries. Interim Receiver shall deliver, or cause to be delivered, to Buyer at the Closing each of the following:

     (a) the Canadian Sale Order;

     (b) the vesting order (if separate from the Canadian Sale Order);

     (c) the RCL Assets Bill of Sale;

     (d) the certificate of Interim Receiver confirming that all conditions to Closing have been met; and

     (e) the ss. 167(1) Election pursuant to section 2.6 if requested.

     Section 7.2 Representations and Warranties True. The representations and warranties of Seller Parties and Interim Receiver contained in this Agreement, as modified by the Disclosure Letter, shall have been true on the date of this Agreement, and shall be true in all material respects on the Closing Date with the same effect as though such representations were made as of such date or, in case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date; provided, however, that representations and warranties qualified by materiality, Material Adverse Effect or words of similar import shall be true and correct on the Closing Date in all respects and with the same effect as though such representations and warranties were made as of such date, and Seller Parties shall have delivered to Buyer on the Closing Date a certificate, executed by a duly authorized officer of each Seller Party and dated the Closing Date, to such effect.

     Section 7.3 Performances. Seller Parties shall have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by them prior to or at the Closing and Seller Parties shall have delivered to Buyer on the Closing Date a certificate, executed by a duly authorized officer of each Seller Party and dated the Closing Date, to such effect.

     Section 7.4 Governmental Consents and Approvals. All necessary and appropriate governmental consents, approvals and filings, including those pursuant to the HSR Act, if applicable, and required Foreign Antitrust Laws, if any (including the clearance letter from the Federal Cartel Office), shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

     Section 7.5 Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Bidding Procedures Order, the Sale Order and the Designated Contracts Order (each of which shall have become a Final Order unless Buyer waives the requirement that such orders be Final Orders) in form and substance contemplated by this Agreement and provided such other relief as may be necessary or appropriate to allow the consummation of the transactions contemplated by this Agreement.

     Section 7.6 No Injunction or Proceeding. No Governmental Entity shall have issued an order, decree, or ruling or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, or seeking to restrict Buyer's control of the Assets, the Other Assets, the LLC Interest, the Shares or the Business, or requiring Buyer to divest any asset or business in connection with the acquisition of the Assets, the Other Assets, the Shares or the Business, which order, decree, ruling or other action remains in effect.

     Section 7.7 Liens and the Security Interest. The Canadian Sale Order and Sale Order entered by the Canadian Bankruptcy Court and Bankruptcy Court shall provide that the Assets and the Other Assets shall be transferred to Buyer free and clear of all Claims and Liens, including the Security Interest, and all Claims and Liens, including the Security Interest, on the Assets and the Other Assets shall have been released, expunged from such assets or otherwise transferred to the proceeds of sale received by Seller Parties and Interim Receiver from Buyer at the Closing. Buyer shall have received evidence, in form and substance reasonably satisfactory to Buyer, that all Liens on any of the Assets or Other Assets related to the Senior Credit Agreement, Subordinated Credit Agreement and DIP Loan Agreement shall have been released as of the Closing.

     Section 7.8 Trademark Holding Company. The matters set forth in the Trademark Holding Company Term Sheet shall have been completed substantially on the terms set forth therein including (i) the formation of the Trademark Holding Company, (ii) the transfer or contribution of the Licensed Intellectual Property, free and clear of all Liens, pledges, security interests and other encumbrances, to the Trademark Holding Company, (iii) the execution and delivery of the License Agreement, (iv) the execution and delivery of a license agreement to the buyer of the accessories business or, if such sale is not yet completed, a Recoton entity, which license agreement does not conflict with or impair the licensee's rights under the License Agreement and (v) the transfer or contribution of the five license agreements listed in italics on Section 3.9(c) of the Disclosure Letter by Seller Parties and Recoton (Far East) Limited, free and clean of all Liens, to the Trademark Holding Company, and all required consents to such transfers have been obtained (it being understood that the failure to obtain any consent (to the extent that consent to such licenses is required under the terms of such agreement) for the transfer of any license listed in italics on Section 3.9 of the Disclosure Letter and to be transferred into the Trademark Holding Company will be deemed to be a failure by Seller Parties to satisfy the condition contained in this Section 7.8).

     Section 7.9 Canadian Bankruptcy Court Approval. The Canadian Bankruptcy Court or other court of competent jurisdiction shall have entered the Canadian Sale Order approving the sale of the RCL Assets to Buyer pursuant to the terms and conditions of this Agreement and such Canadian Sale Order shall have become, if appropriate, the Canadian equivalent of a Final Order (unless Buyer waives the requirement that such order be the Canadian equivalent of a Final Order); provided that such Canadian Sale Order shall be in form and substance reasonably satisfactory to Buyer in its sole and absolute discretion and shall provide, among other things, that the sale of the RCL Asset is free and clear of all Liens.

     Section 7.10 Notice of Designated Contracts Order. Promptly after the filing of this Agreement with the Bankruptcy Court, Seller shall have served on all parties (including, without limitation, all parties to the Designated Contracts to whom service of the Notice of Assumption and Assignment required under the terms of this Agreement, Bidding Procedures Order notice, in form and substance reasonably satisfactory to Buyer, disclosing the material terms of this Agreement, and the identity of Buyer, together with a notice providing for the assumption and assignment of the Designated Contracts and for the determination of the cure amount for such contracts, in a form reasonably satisfactory to Buyer.

     Section 7.11 Release of Guaranties. Buyer shall have received evidence reasonably satisfactory to it that all Companies constituting the Foreign Entities have been released from all guarantee obligations relating to the Indebtedness set forth on Section 5.16 of the Disclosure Letter (except for the German Debt).

     Section 7.12 Debt Cancellation and Contribution. Buyer shall have received a copy of the Debt Cancellation and Contribution Agreement in substantially the form of Exhibit M attached hereto duly executed by the parties thereto and shall have received evidence reasonably satisfactory to Buyer that the transactions contemplated by such agreement have been consummated.

     Section 7.13 Cure Payments. Seller Parties shall have paid any cure costs related to the Designated Contracts under Section 365(a) of the Bankruptcy Code; provided, however, that if any such cure costs under the Designated Contracts are not paid prior to the Closing Date, Buyer may pay such cure costs (but has no obligation to do so) and reduce the amount of the Cash Purchase Price Estimate payable to Seller subject to the terms of Section 2.7 of this Agreement.

     Section 7.14 German Business. MediaMart has not ceased to be a customer of RGH and Buyer has agreed with Mark Finger on the terms of his continued employment by RGH.

                                  ARTICLE VIII

                  CONDITIONS TO THE SELLER PARTIES' OBLIGATIONS

     Each and every obligation of Seller Parties to consummate the transactions described in this Agreement shall be subject to the fulfillment (or, with respect to any obligation other than Bankruptcy Court approval of the Bidding Procedures Order and Sale Order, and Canadian Bankruptcy Court approval of the Canadian Sale Order, waiver by Seller Parties), on or before the Closing Date, of the following conditions precedent:

     Section 8.1 Payment of Cash Purchase Price. Buyer shall have satisfied and paid the Cash Purchase Price Estimate and the Adjustment Escrow Amount pursuant to Article II.

     Section 8.2 Buyer's Closing Deliveries. Buyer shall deliver, or cause to be delivered, to Seller or Interim Receiver, as applicable, at the Closing each of the following:

     (a) the Bill of Sale and Assignment and Assumption of Liabilities, executed by Buyer;

     (b) the RCL Assets Bill of Sale;

     (c) ss.167(d) election (if requested);

     (d) the Adjustment Escrow Agreement executed by Buyer;

     (e) valid and binding consents of all Persons, if any, whose consent or approval is required to be set forth in Section 4.3 of the Disclosure Letter;

     (f) a certified copy of the resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement;

     (g) the certificates referenced in Sections 8.3 and 8.4;

     (h) the License Agreement executed by Buyer;

     (i) a notarized agreement on the transfer of the German Shares to Buyer, substantially in the form of Exhibit J-1 duly executed by Buyer or its nominee and a Quota Transfer Deed with respect to the Italian Quota substantially in the form of Exhibit J-2 duly executed by Buyer or its nominee; and

     (j) a standby letter of credit (the "Standby LC"), naming the Agent as beneficiary, issued by a financial institution acceptable to Seller and Agent, in a form and subject to terms acceptable to Seller and Agent, and in a face amount equal to 105% of the undrawn face amount of all letters of credit outstanding as of the Closing Date and related to the Business and issued by Seller's lenders to secure accounts payable constituting Assumed Liabilities or consisting of open letters of credit in favor of vendors of the Business (collectively, the "Covered LCs"), which Standby LC shall be drawable by Agent upon each payment made by the issuers of and pursuant to the terms of the Covered LCs.


     Section 8.3 Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement, as modified by the Disclosure Letter, shall have been true on the date of this Agreement and shall be true in all material respects on the Closing Date, with the same effect as though such representations were made as of such date or, in case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date; provided, however, that representations and warranties qualified by materiality or words of similar import shall be true and correct on the Closing Date in all respects with the same effect as though such representations and warranties were made as of such date, and Buyer shall have delivered to Seller or Interim Receiver on the Closing Date a certificate, executed by a duly authorized officer of Buyer and dated as of the Closing Date, to such effect.

     Section 8.4 Performances. Buyer shall have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing and Buyer shall have delivered to Seller and the Interim Receiver on the Closing Date a certificate, executed by a duly authorized officer of Buyer and dated as of the Closing Date, to such effect. Section 8.5 Governmental Consents and Approvals. All necessary and appropriate governmental consents, approvals and filings, including those pursuant to the HSR Act, if applicable, and all required Foreign Antitrust Laws, if any, shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

     Section 8.6 Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Bidding Procedures Order and Sale Order (each of which shall become a Final Order unless Buyer elects to waive, in its sole and absolute discretion, the requirement that such orders be Final Orders) and provided such other relief as may be necessary or appropriate to allow the consummation of the transactions contemplated by this Agreement.

     Section 8.7 Canadian Bankruptcy Court Approval. The Canadian Bankruptcy Court or other court of competent jurisdiction shall have entered the Canadian Sale Order approving the sale of the RCL Assets to Buyer pursuant to the terms and conditions of this Agreement and such Canadian Sale Order shall have become, if appropriate, the Canadian equivalent of a Final Order (unless Buyer elects to waive, in its sole and absolute discretion, the requirement that such order be the Canadian equivalent of a Final Order); provided that such Canadian Sale Order shall be in form and substance reasonably satisfactory to Buyer in its sole and absolute discretion and shall provide, among other things, that the sale of the RCL Assets is free and clear of all Liens.

     Section 8.8 No Injunction or Proceeding. No Governmental Entity shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action remains in effect.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1 No Survival of Representations and Warranties. Each and every representation and warranty contained in this Agreement shall expire with, and be terminated and extinguished by, any of (a) the Closing, or (b) the termination of this Agreement pursuant to Article VI, and thereafter none of the parties hereto and no Affiliate of any of the parties hereto shall be under any Liability whatsoever with respect to any such representation and warranty. In addition, upon the expiration and extinguishment of such representations and warranties, none of the parties hereto nor any of their Affiliates shall have any Liability whatsoever arising out of or with respect to (i) the accuracy or completeness of the Disclosure Letter or any certificate delivered pursuant to
Article VII or Article VIII of this Agreement or (ii) any breach of any covenant set forth in Section 5.1. This Section 9.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

     Section 9.2 Entire Understanding, Waiver, Etc. This Agreement, the exhibits attached hereto, the Disclosure Letter and the Confidentiality Agreement set forth the entire understanding of the parties and supersede any and all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter, and the provisions may not be changed, modified, waived or altered except by an agreement in writing signed by the party entitled to the benefit of the provision(s) to be changed, modified or waived hereto. A waiver by any party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future, or of any other term or condition, or of any subsequent breach thereof. Notwithstanding anything herein to the contrary, the Confidentiality Agreement is hereby amended to allow each Party (and each Affiliate and Person acting on behalf of any such Party), including each employee, representative, and other agent of such Party to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transactions contemplated by this Agreement, (ii) the identities of participants or potential participants in the transactions contemplated by this Agreement, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transactions contemplated by this Agreement), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transactions contemplated by this Agreement.

     Section 9.3 Severability. If any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

     Section 9.4 Captions. The captions herein are for convenience only and shall not be considered a part of this Agreement for any purpose, including, without limitation, the construction or interpretation of any provision.

     Section 9.5 Notices. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Agreement shall be in writing. All Notices shall be deemed to have been duly given or made: (a) if by hand, immediately upon delivery if it is a Business Day between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time in the place of receipt and otherwise at the beginning of the first Business Day thereafter; (b) if by telecopier or similar device, immediately upon sending, provided notice is sent on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, but if not, then immediately upon the beginning of the first Business Day after being sent; (c) if by Federal Express, Express Mail or any other reputable overnight delivery service, one Business Day after being placed in the exclusive custody and control of said courier; and (d) if mailed by certified mail, return receipt requested, five Business Days after mailing. Notwithstanding the foregoing, with respect to any Notice given or made by telecopier or similar device, such Notice shall not be effective unless and until (i) the telecopier or similar device being used prints a written confirmation of the successful completion of such communication by the party sending the Notice, and (ii) a copy of such Notice is deposited in first class mail to the appropriate address for the party to whom the Notice is sent. In addition, notwithstanding the foregoing, a Notice of a change of address by a party hereto shall not be effective until received by the party to whom such notice of a change of address is sent. All Notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by Notice in accordance with the provisions of this Section):

          (a)      If to Seller: Recoton Corporation 2950 Lake
                   Emma Road Lake Mary, FL 32746 Attention:
                   Chief Financial Officer Fax no.:
                   407-444-0559
                   E-mail address: akezsbom@recoton.com

                   with a mandatory copy (which shall not constitute Notice) to:

                   Stroock & Stroock & Lavan LLP
                   180 Maiden Lane
                   New York, NY 10038
                   Attention: Theodore S. Lynn
                   Fax no.: 212-806-6006
                   E-mail address: tlynn@Stroock.com

          (b)      If to Buyer: JAX Assets Corp. 150 Marcus
                   Blvd. Hauppauge, NY 11788 Attention: Patrick
                   Lavelle Fax no.: 631-231-4006
                   E-mail address: plavelle@audiovox.com

                   with a mandatory copy (which shall not constitute Notice) to:

                   Levy & Stopol, LLP
                   East Tower, 14th Floor
                   190 EAB Plaza
                   Uniondale, NY  11556-0190
                   Attention:  Robert S. Levy
                   Fax no.:  516-802-7008
                   E-mail address:  rlevy@levystopol.com

                   and

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   Four Times Square
                   New York, New York  10036
                   Attention:  Richard J. Grossman, Esq.
                   Fax no.:  (212) 735-2000
                   E-mail address:  rgrossma@skadden.com

          (c) If to Interim Receiver:

                    Richter & Partners Inc.
                    2 Place Alexis Nihon
                    22nd Floor
                    Montreal, Quebec
                    Canada, H3Z 3C2
                    Attention:  Andrew Adessky
                    Fax. No.  514-934-3477


     Section 9.6 Successors and Assigns. Neither this Agreement nor any of the rights or obligations arising hereunder shall be assignable without the prior written consent of the parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that notwithstanding the foregoing Buyer may assign its rights and obligations under this Agreement or its rights to purchase any one or more of the Assets, the Other Assets, the LLC Interest or the Shares to any Affiliate of Buyer which agrees in writing to be bound by and to perform fully all of Buyer's obligations hereunder with respect to the Assets, the Other Assets, the LLC Interest or the Shares to be purchased and, provided further, that with respect to any such assignment by Buyer, Buyer shall remain liable hereunder for the performance of Buyer's obligations hereunder notwithstanding such assignment.

     Section 9.7 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided herein with respect to members of the Recoton Group and the Agent, nothing in this Agreement and nothing implied by this Agreement shall confer upon any Person, other than the parties hereto, and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 9.8 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts and by facsimile signatures, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     Section 9.9 Construction of Terms. Any reference herein to the masculine or neuter shall include the masculine, the feminine and the neuter, and any reference herein to the singular or plural shall include the opposite thereof unless the context requires otherwise. All references to articles, sections, paragraphs, schedules or exhibits shall be deemed references to articles, sections or paragraphs of or schedules or exhibits to this Agreement unless the context requires otherwise. "Hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement. The words "including" (and with correlative meaning "include") means "including without limiting the generality of any description preceding such term." The word "or" is used in the inclusive sense of "and/or." With respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding." Unless otherwise noted in this Agreement, all references to dollars or $ are United States dollars. References to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments to such documents, instruments or agreements. The singular number includes the plural number and vice versa. Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Since each party and counsel to each party has participated in the drafting of this Agreement, this Agreement shall not be interpreted against one party or the other based upon who drafted any provision.

     Section 9.10 Governing Law. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State without giving effect to the choice-of-law doctrine to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 9.11 Seller Representative. Each entity constituting a Seller Party hereby authorizes Recoton to act on its behalf and sign such documents, agreements and instruments hereunder on each such entity's behalf as its representative. For greater certainty, the Interim Receiver is not a Seller or a Seller Party as defined herein and Recoton is not authorized to act on its behalf.

     Section 9.12 Parties. Any reference herein to "parties" shall include Interim Receiver to the extent that Interim Receiver is authorized and directed to adopt and complete the Agreement, subject to Interim Receiver's discharge; provided, however, that the Agreement is valid, binding and enforceable as between Seller Parties and Buyer regardless of the addition of Interim Receiver as a party and regardless of whether Interim Receiver adopts or executes the Agreement.

     Section 9.13 Disclosure Letter. (a) The information in the Disclosure Letter constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller Parties as set forth in this Agreement or
(ii) descriptions or lists of assets and Liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

     (b) The statements in the Disclosure Letter, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement other than as may disclosures in one part of the Disclosure Letter may be expressly cross-referred to in another part of such letter.

     Section 9.14 Guaranty by Audiovox (a) In order to induce the Seller Parties and Interim Receiver to enter into this Agreement, Audiovox hereby, unconditionally and irrevocably guarantees to the Seller Parties and Interim Receiver the prompt and complete payment and performance, when due, of all obligations of Buyer to the Seller Parties and Interim Receiver arising under, pursuant to or in connection with this Agreement. The guaranty provided for in this Section 9.14 (hereinafter, the "Guaranty") constitutes a guaranty of payment and not of collection.

     (b) Audiovox hereby waives notice of acceptance of this Guaranty and notice of any obligation to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation, notice of any suit or notice of the taking of other action by any of the Seller Parties and Interim Receiver against Buyer. Audiovox also waives any right to require any Seller Party and Interim Receiver to pursue any other remedy available to any of the Seller Parties and Interim Receiver.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

SELLER PARTIES              RECOTON AUDIO CORPORATION
                            RECOTON HOME AUDIO, INC.
                            RECOTON CANADA LTD.
                            RECOTON MOBILE ELECTRONICS, INC.
                            RECOTON INTERNATIONAL HOLDINGS, INC.


                              By:s/ Arnold Kezsbom
                              Name: Arnold Kezsbom
                              Title: Vice President

                               RECOTON CORPORATION
                              By: s/ Arnold Kezsbom
                              Name: Arnold Kezsbom
                              Title:    Executive Vice President - Finance

BUYER                       JAX ASSETS CORP.

                            By: s/ Patrick M. Lavelle
                            Name: Patrick M. Lavelle
                                Title: President

AND FOR PURPOSES OF SECTION 9.14 ONLY,

                              AUDIOVOX CORPORATION


                              By: s/ John J. Shalam
                              Name: John J. Shalam
                              Title: Chief Executive Officer-
                                       President